                                                                   EXHIBIT 10.25

PORTIONS OF THIS EXHIBIT MARKED WITH AN "*" HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.


                              MICROSOFT CORPORATION
                 MANUFACTURING AND SUPPLY AND SERVICES AGREEMENT

--------------------------------------------------------------------------------
                                  CONFIDENTIAL
--------------------------------------------------------------------------------

         This Microsoft Manufacturing and Supply and Services Agreement ("Agreement") is made and entered into this 1st day of July, 1999 ("Effective Date"), by and between Microsoft Corporation ("Microsoft"), a Washington, USA corporation, and StarTek, Inc. ("StarTek"), a Colorado corporation.

                                    RECITALS

         WHEREAS, Microsoft and StarTek intend to create a formal relationship by which StarTek shall provide certain manufacturing and distribution services with respect to orders for Microsoft software and hardware products.

         WHEREAS, the parties intend in this Agreement to set forth specific terms and conditions governing the performance of certain manufacturing and distribution services by StarTek for Microsoft; and

         NOW, THEREFORE, in consideration of the covenants and conditions set forth below, the adequacy of which is agreed to and hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

1.       DEFINITIONS.


The following terms, whenever initially capitalized, shall have the following meanings for the purposes of this Agreement:

         (a) "BOM" shall mean the bill of materials document provided by Microsoft to StarTek, which bill of materials identifies all components comprising a given Product or Product Component. BOMs may be modified in writing prospectively from time to time by Microsoft at its sole discretion.

         (b) "CUSTOMERS" shall mean customers designated by Microsoft, including Microsoft internal customers and distribution vendors, to whom Microsoft authorizes StarTek to deliver Product pursuant to the terms and conditions of this Agreement and the Statements of Work.

         (c) "DELIVERABLES" shall mean and include all Hardware, code material, source material, software masters or replicative material or other such documented material, of any kind or description and in any form including compact disk, other disks or diskettes, tape, text or any electronic or other medium supplied by Microsoft or at its direction. It does not include such materials if held under an independent contractual relationship with an Original Equipment Manufacturer ("OEM") which contract contains the requisite license. Nor does it include Products acquired for office purposes and used by StarTek in its offices.

         (d) "FACILITY" shall mean the manufacturing facility operated, owned, subcontracted or leased by StarTek, at *.



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         (e) "FINISHED PRODUCT UNIT" shall mean fully packaged Microsoft
Product, which includes all requisite Product Components, Microsoft software and/or Hardware, ready for delivery to a Customer.

         (f) "HARDWARE" shall mean, without limitation, all Microsoft keyboards, mice, joysticks and other Microsoft Products which could not reasonably be categorized as software.

         (g) "INSOLVENT" shall mean a financial condition such as to make the sum of a party's debts greater than all of the party's assets, at fair valuation; or, when a party has incurred debts beyond that party's ability to pay such debts as they mature; or, when a party is engaged in a business or transaction for which the party has unreasonably small capital.

         (h) "INTELLECTUAL PROPERTY" shall mean any and all trademarks, copyrights, patents and other proprietary rights comprising or encompassing a given Product.

         (i) "INVENTORY" includes Finished Product Units, Deliverables, work in process, Product Components, Hardware or Raw Materials pertaining to the Products that contain Microsoft software, trademarks, copyrighted material, logos or other proprietary materials.

         (j) "MANUFACTURING AND SUPPLY" OR "MANUFACTURING AND SUPPLYING" shall mean the manufacturing and supply of Product Components and Products as described in the Statements of Work.

         (k) "PRODUCTS LIST" shall mean a list provided to StarTek by Microsoft from time to time that will list the Products to be Manufactured and Supplied by StarTek and Services to be provided by StarTek for Products pursuant to the terms of this Agreement.

         (l) "PRODUCT(S)" shall mean the copyrighted and/or patented Microsoft software products, including Product Components, Microsoft software, and any associated documentation, packaging and other written materials, including, where applicable, the specified user documentation, which Microsoft may request StarTek to Manufacture pursuant to this Agreement, by the issuance of a purchase order .

         (m) "PRODUCT COMPONENTS" shall mean the Product CD-ROMs, Jewel Case Components, Disk Set Components, Assembled Box Components and Microsoft software products.

         (n) "RAW MATERIALS" shall mean each raw material purchased by StarTek from third parties and used to compromise a Product or Product Component such as, for example and without limitation, disks, polyvinyl disk baggies, documentation, boxes, retail *.

         (o) "SERVICES" shall mean packaging and distribution services described in this Agreement and the Statement of Work.

         (p) "STATEMENT(S) OF WORK" shall mean the attached Exhibits A and B, including any modifications made thereto pursuant to Section 14(b).

         (q) "PRODUCT CD-ROMS" shall mean the Product CD-ROM media either supplied by Microsoft or produced or procured by StarTek, but shall not include any Microsoft software included on the CD-ROM.

         (r) "DISK SET COMPONENT" shall mean the fully assembled disk set, including polyvinyl disk baggies and duplicated disks either supplied by Microsoft or produced or procured by StarTek, but shall not include any Microsoft software included on the disks.


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         (s) "JEWEL CASE COMPONENT" shall mean a fully assembled jewel case or
CD sleeve, including all documentation and other printed material, such as the front and back liners but excluding the Product CD-ROMs, to be included as an insert in the jewel case.

         (t) "ASSEMBLED BOX COMPONENT" shall mean the fully assembled retail packaging, including without limitation, retail bar code labels and all manuals and other documentation that is to be included with the Product, but excluding the Product CD-ROMs, Jewel Case Components, Disk Set Components.

2.       MANUFACTURING AND SERVICES.


         (a) GENERAL. StarTek hereby agrees to conduct Manufacturing and Supply and Services for Products on the Products List at the Facility pursuant to the terms and conditions set forth in this Agreement, including without limitation, the Statements of Work. StarTek shall not conduct Manufacturing and Supply and Services at or from any location other than the Facility without Microsoft's prior written approval. In the event of any conflict between the terms contained in this Agreement and terms contained in the Statements of Work, the terms contained in this Agreement shall control.

         (b) OTHER MANUFACTURING/SERVICES. In addition to Manufacturing and Supply and Services, the parties may identify other manufacturing and/or services to be provided under this Agreement through an addendum signed by the parties hereto.

         (c) REPORTS. StarTek, at the scheduled times shall provide Microsoft with reports as specified herein or in the Exhibits (each a "Report"), with respect to all Products or Manufacturing and Supply and Services ordered or sold hereunder through StarTek to Customers. All Reports shall be in the form shown in the Exhibits and have the content as set forth in this Agreement or as otherwise agreed by the parties in writing, and shall be complete as required under this Agreement and accurate. Each Report, whether in paper or electronic format, shall meet the Standard Report Requirements identified for the Report in the Exhibits and shall be delivered as specified in the Exhibits. StarTek shall use reasonable efforts to correct any errors in a Report within * following Microsoft's notice specifying the item in respect of which an error has occurred. StarTek shall deliver each Report and all required supporting documentation therefor, by the time and on the date specified in the Exhibits.

         (d) NO ALTERATION; NO MISREPRESENTATION. Except in accordance with the terms of this Agreement or as otherwise authorized in writing by Microsoft, StarTek shall not alter the Product or Product packaging without the specific prior written consent of Microsoft, and shall have no authority to make copies of Microsoft diskettes or documentation other than as provided in this Agreement. StarTek shall distribute Product to Customers as specified in the Statements of Work. No other product or informational piece, including without limitation flyers, literature, documentation and advertising may be bundled with any product without the prior written consent of Microsoft. All materials used by StarTek in the distribution of Product shall comply with Section 4 hereof and shall clearly note that such Product is Microsoft Product. Such materials may include, but are not limited to, Microsoft invoices, packing slips, and packaging.

         (e) INVENTORY. All of the Inventory shall at all times be held exclusively for assembly and delivery to shipping locations as authorized by Microsoft and for no other purpose, use or disposition, except as may be directed in writing by Microsoft. StarTek shall at all times cause the Inventory to be free and clear of any and all liens, encumbrances and other claims of its creditors. StarTek grants Microsoft the option, assignable to any affiliated corporation, to acquire by purchase all of the Inventory and/or Product Components (less Finished Product Units which have already been purchased by Microsoft) upon * notice, and payment as would apply for unused Inventory in the case of termination as stated in Section 10, at the price set forth at in Exhibit C. At any time, upon Microsoft's request, StarTek shall take all necessary steps and shall execute such documents as may be necessary or




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advisable under the local law where the Inventory is located, in order to effect the sale of such Inventory and/or Product Components to Microsoft and to document Microsoft's title to Inventory and/or Product Components owned by Microsoft. Use of Intellectual Property in any manner by StarTek after expiration or termination of this Agreement for any reason, whether or not incorporated in Inventory, shall be deemed to be in violation of Microsoft's Intellectual Property rights and shall entitle Microsoft to have all remedies provided by law or equity (including injunctive relief); provided, however, (i) this does not preclude StarTek from continuing to use in its offices Microsoft Products legally acquired for that purpose; and (ii) it does not preclude StarTek's performance of independent contractual relationships with Microsoft or an OEM (original equipment manufacturer) or other party, which contract contains the requisite Microsoft product replication license.

         (f) INVENTORY CONSIGNMENT. If, and to the extent that, Microsoft delivers Deliverables, Product CD-ROMs and/or Disk Set Components (collectively referred to herein as the "Consigned Inventory") to StarTek or places it under StarTek's control, this is a true consignment agreement governing such Consigned Inventory, which StarTek shall hold in trust for the sole benefit of Microsoft pursuant to Section 6(b)(i). StarTek is not purchasing the Consigned Inventory. StarTek shall hold the Consigned Inventory either (a) for delivery to Microsoft's distribution center pursuant to this Agreement or (b) for return to Microsoft, and StarTek's authority is limited thereto. Microsoft consents only to sales in the ordinary course of providing the Services pursuant to this Agreement. The references in this subsection or elsewhere in this Agreement to "StarTek's control" means its ability to exercise restraining or directing influence over the item described. All of the Consigned Inventory shall be held in the Microsoft approved Facilities and exclusively for transfer to Microsoft's distribution center as authorized by Microsoft and for no other purpose, use or disposition, except as may be directed by Microsoft. Microsoft shall have title and ownership of the entire Consigned Inventory. StarTek shall at all times cause the Consigned Inventory to be free and clear of any and all liens, encumbrances and other claims of StarTek's creditors. StarTek shall label all Consigned Inventory as being the "property of Microsoft" and keep all such Consigned Inventory completely and totally segregated from any materials, supplies or inventory belonging to StarTek or any of its customers. At any time, at Microsoft's request, StarTek shall take all reasonable steps and shall execute a security agreement and financing statements, or their equivalents, all as may be necessary or advisable under the local law where the Consigned Inventory is located, in order to place of record Microsoft's ownership of all Consigned Inventory, and its unavailability to any creditor or creditors of StarTek. Microsoft shall bear the reasonable cost to StarTek (not to exceed $500.00) of reviewing, negotiating and executing any such security agreements or financing statements, except that StarTek shall bear the cost of executing any such agreements or statements done contemporaneously in connection with the execution of this Agreement.

         (g)      DECLARATION OF TRUST.

         (1) GENERALLY. StarTek hereby declares, confirms and agrees that throughout the term of this Agreement, StarTek shall hold in trust for the sole benefit of Microsoft all Consigned Inventory within StarTek's possession or within its reasonable control, of any kind, description or character. StarTek further agrees to account for the Consigned Inventory in its possession or under its reasonable control as property held in trust for Microsoft and not as assets belonging to StarTek, and not to present any Consigned Inventory as assets of StarTek in its balance sheet or in any representations (whether oral or written) to its creditors.

         Wherever this Agreement states StarTek holds property in trust or as trustee, StarTek agrees to exercise ordinary care that Consigned Inventory received by StarTek will be handled as specified in this Agreement, but it does not, because of any trust or otherwise, undertake any greater standard of care.

         (2) ACCOUNTING. StarTek agrees to account for the disposition of all Consigned Inventory received by StarTek, such accounting to be given to Microsoft at Microsoft's request, at the times and in the manner reasonably



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requested by Microsoft. If this is beyond the reports otherwise required hereunder, the reasonable expense of it shall be paid by Microsoft.

         (3) DIRECTIONS. Microsoft may at any time direct StarTek to return to Microsoft according to Microsoft's direction and at Microsoft's sole expense part or all of the Consigned Inventory in StarTek's possession or under its reasonable control. StarTek shall promptly (within *) comply with any such direction.

         (h) AGREEMENT NOT TO SELL. StarTek acknowledges that, under the terms of this Agreement, that both during and after the term of this Agreement it has no rights within the licenses pertaining to software or other Microsoft proprietary materials or Products which would allow StarTek to be a seller or distributor of any Products. Whenever requested by Microsoft and from time to time, it will sign separate mutually acceptable agreements to this effect.

         (i) SAFE STORAGE AND *. StarTek agrees not to store any other goods near or in such relation to the Products or Product Components as to cause injury to those Products or Product Components through contamination by strong odors, leakage, or otherwise. *.

         (j) NON-EXCLUSIVITY. This Agreement is not an exclusive agreement. At all times Microsoft shall have the right to appoint other third parties to perform Manufacturing and Supply and Services and other services for Microsoft or Customers. Provided that StarTek would not be placed in breach of this Agreement, StarTek may contract with and conduct manufacturing services for other software companies.

         (k) FINANCIAL INFORMATION. Within * after StarTek learns that it has become or will become Insolvent, StarTek shall submit financial statements to Microsoft in sufficient detail to allow Microsoft to determine whether StarTek shall be capable of continuing to perform its obligations hereunder. The financial statements shall include, but shall not be limited to, balance sheets and related statements of income and retained earnings and statements of changes in financial condition. To the extent those statements are audited, the audit report of the certified public accountant performing the audit shall also be made available to Microsoft.

         (l) RETURN OF DELIVERABLES. StarTek will have possession of Deliverables and replicable material for certain Products and other property for purposes of the replication to be done under this Agreement. Upon termination of this Agreement and at any early time whenever requested by Microsoft to do so, StarTek shall immediately deliver, at Microsoft's cost, to Microsoft all of such Deliverables (provided that in no event shall such a request by Microsoft for StarTek's return of the Deliverables prejudice StarTek's right to full performance by Microsoft under this Agreement), replicable materials and all and any other Microsoft proprietary materials ever received by it and it shall not retain any copy or original of the same in any way whatsoever.

         (m) QUALITY REQUIREMENTS. StarTek shall ensure that in performing its obligations under this Agreement, it shall operate in accordance with the quality guidelines as posted on Microsoft's Website, which can be found at * (the "Microsoft Website") and as set forth in the Statements of Work.

         (n) PRODUCTION. StarTek covenants and agrees to meet Microsoft's demands for Product related to designated shipping locations, as such demands may be adjusted from time to time. Additional measurement procedures may be implemented as mutually agreed upon by Microsoft and StarTek.

         (o) NON-CONFORMING PRODUCT. StarTek shall promptly replace and deliver, within * from notification, at no charge to Microsoft or its Customers, any non-conforming Product if any delivery of Product, or any portion of it, to any Customer fails to meet the quality standards specified in the Statements of Work. If StarTek is unable to obtain Product Components necessary to replace non-conforming Product within the specified two (2)




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week period, then replacement of such non-conforming Products shall take place as soon as possible after necessary Product Components are obtained by StarTek. StarTek agrees to use its best efforts to obtain Product Components as quickly as possible. In the event Microsoft determines that a Product recall is necessary due to a breach of StarTek's warranties hereunder, or due to a manufacturing defect, StarTek shall cooperate with Microsoft in all respects to conduct such recall at StarTek's expense; provided that if StarTek has given prior notice of the possible defect and recommended against delivery and the Product is nonetheless delivered at Microsoft's direction, or if the recall is necessary because of a Microsoft error, the recall on account of that defect shall be at Microsoft `s expense, but StarTek shall still cooperate with it, and in such a case, Microsoft shall reimburse StarTek for the costs of Manufacturing and Supply and Services for the replacement Products.

3. DEDICATED REPRESENTATIVES. StarTek shall appoint one qualified staff member ("StarTek Account Manager") who has or is hereby granted authority to (i) submit material and information requests to Microsoft; (ii) provide access to StarTek's staff and independent advisors (including accountants) to provide information and answer questions; and (iii) provide schedules and plans to Microsoft for Microsoft' review and/or approval. StarTek shall also appoint a more senior officer who shall have authority to act for StarTek in making binding decisions with respect to this Agreement, and amend this Agreement. Microsoft shall appoint one or more qualified staff members ("Microsoft Vendor Account Manager") who has or is hereby granted authority to (i) act for Microsoft and make binding decisions with respect to this Agreement, and amend this Agreement; (ii) review information supplied by StarTek; (iii) provide any Microsoft information and answer questions and provide Product training to StarTek. The StarTek Account Manager is * and the Microsoft Vendor Account Manager is *. StarTek's senior officer described above is *, its *. Either party may change account managers and StarTek may change the designated senior officer upon twenty (20) days' prior notice to the other (as long as or to the extent that such notice is reasonably possible).

4.       PRICE AND PAYMENT.

         (a) GENERAL. Microsoft and StarTek agree that StarTek shall be compensated for the Manufacturing and Supply and Services pursuant to the Price and Payment terms and conditions set forth in Exhibit C ("Component Pricing Matrix"). Microsoft shall be liable for payment to StarTek for Raw Materials that have been purchased in support of the weekly forecasts issued by Microsoft. Such forecasts shall only cover a two (2) week period and Microsoft shall not be responsible for Raw Materials purchased in excess of such forecasts. StarTek will use all reasonable efforts to provide competitive pricing to Microsoft. Except for Miscellaneous Charges (as defined below), all payments due by Microsoft to StarTek under this Agreement for Manufacturing Services shall be made * from Microsoft's receipt of a Purchase Order Receipt from StarTek. Payment shall be made by Microsoft in accordance with the Microsoft SAP Autovoucher Procedures. Payment for Miscellaneous Charges due by Microsoft to StarTek under this Agreement shall be made * from Microsoft's receipt of an invoice from StarTek. Any undisputed payment that is overdue for more than *, shall thereafter bear interest at an annual rate of * per annum (or such lower rate as may then be the highest rate legally available).

         (b) MANNER OF PAYMENT; INVOICES. For Manufacturing and Supply and Services, with the exception of Miscellaneous Charges, StarTek shall provide daily Purchase Order Receipts in accordance with the Microsoft SAP Autovoucher Procedures. StarTek shall render accurate monthly invoices for the Miscellaneous Charges earned by the date of the Microsoft Fiscal Month Close. For purposes of this Section 4, "Miscellaneous Charges" shall be defined as including, without limitation, prep/tooling, freight charges, pallet charges and samples. Such invoices shall consist of a complete, itemized listing of all such Manufacturing and Supplying and Services performed or Miscellaneous Charges incurred during the current invoice period. Microsoft shall pay within * of its receipt of an invoice, the entire amount of the invoice (except for Disputed Amounts), if the invoice is accurate, complete and accompanied by backup documentation required in the Statements of Work. All invoices shall be expressed in U.S. dollars. All payments shall be made by Microsoft in U.S. dollars either by first class mail, postage paid, at the address specified herein for notices to StarTek or in such other manner or at such other place as StarTek


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may reasonably designate from time to time by notice to Microsoft or electronically, at Microsoft's sole option. Payment shall be deemed credited to the account of Microsoft when received by StarTek if sent by first class mail or upon receipt by StarTek's financial institution if sent electronically.

         (c) DISPUTED AMOUNTS. As used herein, "Disputed Amounts" means invoice or Purchase Order Receipt amounts that are subject to a bona fide dispute raised by Microsoft in writing within * of Microsoft's receipt of an invoice, in the case of Miscellaneous Charges, or within * of an audit of Purchase Order Receipts, in the case of Manufacturing Services, which claim of dispute may concern not only the accuracy of the charge itself, but also any claim of deficient service or performance or any other claim of breach of this Agreement that relates to the specific charges in the invoice or Purchase Order Receipt. All Disputed Amounts that Microsoft subsequently agrees in writing to pay ("Agreed Payment") or that are required to be paid pursuant to a proper court order or award from any mutually submitted arbitration ("Required Payment") shall be paid within * from the date of such agreement or determination. Payment of an invoice or Purchase Order Receipt without asserting a dispute is not a waiver as to any claim or circumstance.

         (d) REVISIONS TO STARTEK SERVICES. From time to time, Microsoft may request that StarTek revise its Manufacturing and Supply and Services. If (i) Microsoft makes a request or a series of requests that materially changes the Manufacturing and Supply and Services and (ii) StarTek determines that a change in compensation is warranted, StarTek may provide Microsoft with a quote of the change in cost, by unit or other appropriate measure, for which it will undertake the change of Services ("Interim Rate Quote"). Microsoft may accept or reject any Interim Rate Quote. If Microsoft accepts an Interim Rate Quote, StarTek's Manufacturing and Supply and Services and the corresponding costs to Microsoft shall be revised accordingly, which revision shall be memorialized in a written amendment signed by both parties. If Microsoft rejects an Interim Rate Quote, StarTek's Manufacturing and Supply and Services shall not be revised but Microsoft shall then be free to have the changed Manufacturing and Supply and Services in question performed by a third party and to terminate the relevant portion of the Manufacturing and Supply and Services upon thirty (30) calendar days' prior notice to StarTek. StarTek agrees, at Microsoft's reasonable expense, to cooperate with such third party to transition and allow it to perform such Manufacturing and Supply and Services. This Section 4(d) does not impair either party's rights under Section 11(b) hereof.

         (e)      COST CONTAINMENT.  *

         (f) TAXES. In the event income taxes are required to be withheld by Microsoft on payments to StarTek required hereunder, Microsoft agrees to provide StarTek with reasonable notice in advance of the first such withholding, and Microsoft may deduct such income taxes from the amounts owed and timely pay such taxes, when required, to the appropriate taxing authority. Microsoft shall in turn promptly secure and deliver to StarTek an official receipt for any income taxes withheld. Microsoft agrees to pay all applicable goods and services or other applicable consumption taxes (other than income taxes) levied on it by a duly constituted and authorized taxing authority on the Manufacturing and Supply and Services. To the extent required by any such taxing authority, StarTek may collect such taxes, if any, from Microsoft, and, in such case, shall remit to Microsoft official tax receipts indicating that such taxes have been collected by StarTek and remitted to the appropriate tax authorities, to the extent such receipts are available, and StarTek shall show such taxes as separate line items on invoices to Microsoft. StarTek agrees to take such steps as are reasonably requested by Microsoft to minimize such taxes in accordance with all relevant laws and to cooperate with and assist Microsoft, in challenging the validity of any taxes applicable to the Manufacturing and Supply and Services and collected from Microsoft by StarTek or otherwise paid by Microsoft. Except as required by law or where expressly agreed to, in writing, by Microsoft pursuant to Exhibit C, Microsoft shall not pay any taxes other than those described above, including, without limitation (1) taxes on or with respect to or measured by any net or gross income or receipts of StarTek, (2) any franchise taxes, taxes on doing business, gross receipts taxes or capital stock taxes (including any minimum taxes and taxes measured by any



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item of tax preference), (3) any taxes imposed or assessed for work performed without the written authorization by Microsoft after the date upon which this Agreement is terminated, (4) taxes based upon or imposed with reference to StarTek's real and personal property ownership, (5) taxes incurred by StarTek on all goods and services purchased from other related or unrelated parties, and/or
(6) any taxes similar to or in the nature of those taxes described in (1), (2),
(3), (4) or (5) above. StarTek agrees to make available to Microsoft any and all records necessary to comply with any and all tax obligations as provided herein, including but not limited to reports necessary for goods and services tax compliance and audit purposes. The contents and form of such reports shall be mutually agreed to between the parties.

5.       LICENSE GRANT.

         (a) GENERAL. In order to allow StarTek to perform its Manufacturing and Supply and Services as required hereunder during the term of this Agreement, Microsoft grants StarTek a non-exclusive, non-transferable, personal, limited license right to the Intellectual Property for each Product:

         (1) to procure materials, reproduce and/or Manufacture and Supply the Product Components based upon the applicable BOM(s) and purchase orders delivered by Microsoft pursuant to the Statements of Work;

         (2) to assemble the Product Components into Finished Product Unit(s) solely in accordance with the written instructions and BOM(s) delivered by Microsoft, including the right to reproduce and manufacture any Microsoft software and documentation specified in the BOM(s) as necessary to build the Finished Product Unit(s); and

         (3) to deliver the Finished Product Unit(s) to Customers solely in accordance with the Statements of Work.

         (b) LICENSE RESTRICTIONS.

         (1) Except as expressly provided in the Statements of Work or in this Agreement, StarTek shall not in any way modify any BOM, Print Specifications, Products or Intellectual Property without obtaining, in advance, the express written permission of Microsoft;

         (2) StarTek shall not reproduce, manufacture, or distribute any Product or Intellectual Property except pursuant to the terms of this Agreement or pursuant to a separate legal contractual arrangement, which contains a valid Microsoft license or authorization to do same;

         (3) StarTek shall not reverse engineer, decompile, or disassemble any Products or Intellectual Property. Notwithstanding the foregoing, StarTek may physically disassemble those Product Components that do not consist of software or hardware solely for the purpose improving Product assembly and/or quality. No other product or informational piece, including without limitation flyers, literature, documentation and advertising, may be bundled with any Products without the prior written consent of Microsoft.

         (4) StarTek shall perform the Manufacturing and Supply and Services (including, but not limited to replication and assembly of Products) only at the Facilities. Additional StarTek Facilities may be added to Exhibit H, but the addition of such locations is subject to Microsoft's prior written approval and, in the case of a StarTek subsidiary, the full execution by the StarTek subsidiary of the Microsoft Subsidiary Agreement between Microsoft and such StarTek subsidiary as shown in Exhibit I. StarTek hereby guarantees its subsidiary's fulfillment of the applicable obligations imposed on StarTek by this Agreement. StarTek agrees to indemnify Microsoft for all damages and/or costs of any kind, without limitation, incurred by Microsoft or any third party and caused by a


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breach of its subsidiary's fulfillment of the applicable obligations imposed on
StarTek by this Agreement, including, without limitation, StarTek's payment of any costs, fees and/or monetary judgments awarded in favor of Microsoft, by a court of competent jurisdiction, resulting from StarTek's subsidiary's unauthorized replication and/or distribution of Product(s).

         (5) StarTek shall perform Manufacturing and Supply and Services solely in accordance with this Agreement, including without limitation, the Statements of Work.
         (6) All rights not expressly granted herein, without limitation, are reserved by, and shall exclusively inure to the benefit of, Microsoft.

6.       SUBCONTRACTING.

         (a) TO THIRD PARTIES. StarTek shall not subcontract any of its rights or obligations under this Agreement, with respect to Manufacturing and Supply and Services, except as follows:

                           (1)      Prior to any subcontractor performing any
such services for StarTek under this Agreement, StarTek and its subcontractor shall enter into a written agreement ("Subcontractor Agreement") that expressly provides that Microsoft is a third party beneficiary of the Subcontractor Agreement with rights to enforce such agreement should StarTek fail to timely do so; that Microsoft, at its sole discretion, reserves the right to evaluate the Subcontractor, either in person or in written form; and further that requires Subcontractor to:

                                    (A)     comply with the applicable
obligations identical to those imposed on StarTek under Sections 2, 5(b), 7(a), 8(a)(1), 9, 10, 11(c), 12, 13, 16(k), 16(l) and Exhibits A and B of this
Agreement, and

                                    (B)     halt reproduction of Product(s) as
required under this Agreement or upon notice from StarTek or Microsoft of the termination or expiration of this Agreement, and

                                    (C)     pay Microsoft's attorneys' fees if
Microsoft employs attorneys to enforce any rights arising out of the Subcontractor Agreement; and

                           (2)      StarTek guarantees its subcontractor's
fulfillment of the applicable obligations imposed on StarTek by this Agreement; and

                           (3)      StarTek shall indemnify, defend and hold
Microsoft harmless for all damages and/or costs of any kind, including without limitation, those incurred by Microsoft and caused by a breach of the Subcontractor Agreement by a subcontractor and/or subcontractor's failure to fulfill the applicable obligations imposed on StarTek by this Agreement, including, but not limited to, StarTek's payment of any monetary judgments awarded to Microsoft by a court of competent jurisdiction and any costs and fees relating thereto, not paid by subcontractor, resulting from subcontractor's unauthorized replication and/or distribution of Product(s) in accordance with the Subcontractor Agreement; and

                           (4)      Upon execution of this Agreement and
thereafter prior to a subcontractor performing any services under this Agreement, StarTek shall provide Microsoft with a written certification, signed by a StarTek officer, representing and warranting that StarTek is in compliance with the provisions of Section 6 of this Agreement; and

                           (5)      Microsoft, in its reasonable discretion,
will provide an approved CD and COA supplier list as seen in Exhibit F which may be updated by Microsoft from time to time. If a supplier used by StarTek as a subcontractor is removed from such list by Microsoft, Microsoft acknowledges that StarTek may not be able to immediately discontinue use of subcontractor. In such case, subject to other rights and obligations of enforcement as set forth in the Agreement, Microsoft and StarTek will mutually agree to a transition plan.

         (b) RIGHTS PASS THROUGH. It is the intention of this section that StarTek be able to subcontract, provided StarTek fully maintains quality standards and protects Microsoft's property rights in Microsoft's Intellectual Property and Deliverables such that, in addition to Microsoft's recourse to StarTek under this Agreement, Microsoft shall also have rights enforceable directly against the subcontractor. The responsibility and liability of StarTek under this Agreement is not diminished on account of any subcontract and StarTek shall be fully responsible for the subcontractor's performance and work.

         (c) EXPORT RESTRICTIONS. StarTek hereby agrees that in subcontracting portions of the Manufacturing and Supply and Services to third parties pursuant to Section 6(a) or (b) above, StarTek shall not, directly or indirectly, export or transmit (i) any Product Component, Product and/or technical data or (ii) any Product (or any part thereof), process, or service that is the direct product of a Product, to (a) any countries that are subject to U.S. export restrictions (including as of the Effective Date, but not limited to, the Federal Republic of Yugoslavia (Serbia and Montenegro), Cuba, Iran, Iraq, Libya, North Korea, Sudan and Syria); (b) any end-user whom StarTek knows or has reason to know will utilize such Product Component, Product and/or technical data in the design, development or production of nuclear, chemical or biological weapons; or (c) any other country to which such export or transmission is restricted by the export control laws and regulations of the United States, and any amendments thereof, without prior written consent, if required, of the Bureau of Export Administration of the U.S. Department of Commerce, or such other governmental entity as may have jurisdiction over such export or transactions, unless Microsoft specifically directs StarTek in writing to do so.

         (d) INDEMNIFICATION. If StarTek delivers Product(s) to a Customer specified by Microsoft or at Microsoft's direction, Microsoft agrees to indemnify StarTek for any consequent indirect violation of the export restrictions described in subsection 6(c) above.

         (e) ENFORCEMENT. StarTek agrees that it will diligently and timely enforce all rights against or obligations of any subcontractor(s) in order to enforce compliance with the applicable terms of this Agreement and/or to otherwise cure a subcontractor breach.

7.       REPRESENTATIONS & WARRANTIES.


         (a) BY STARTEK. StarTek represents and warrants to Microsoft as follows:

         (1) StarTek has full right and power to enter into and perform according to the terms of this Agreement and doing so does not violate any agreement between it and any third party;

         (2) the Manufacturing and Supply and Services, including any portion done by any subcontractor as contemplated in Section 5, will strictly comply with all applicable laws, as well as the terms and conditions of this Agreement, including without limitation the Statements of Work;

         (3) the Products (including the Raw Materials, reproduction quality, Product Components and Finished Product Unit quality) will satisfy the quality workmanship standards and service levels set forth in the Microsoft Website (*) and Statements of Work and StarTek shall further protect Microsoft's property rights in Microsoft's Intellectual Property and Deliverables from unauthorized use within the scope of this Agreement;

         (4) StarTek shall at all times comply with its commitments and obligations as stated in this Agreement;

         (5) StarTek's performance of Manufacturing and Supply and Services, pursuant to the rights granted under this Agreement, does not infringe any third party's patent, copyright, trade secret and/or any other intellectual property right with respect to StarTek's replication, assembly, and/or distribution processes;

         (6) StarTek will, at all times relevant to this Agreement, keep any and all license agreement with third parties relevant to Manufacturing and Supply and Services for the Products in force and in good standing; and

         (7) StarTek shall promptly replace, at no charge to Microsoft or the Customers, any non-conforming Products, and all transportation, customs, and/or taxes relating thereto, if any delivery of Products to Microsoft or Customers, or any portion of it, breaches the warranties of Section 7(a). In the event Microsoft determines that a Product recall is necessary, StarTek shall cooperate with Microsoft in all respects to conduct such recall at StarTek's expense, provided that if the recall is necessary because of a Microsoft error, the recall on the account of that defect shall be at Microsoft's expense, but StarTek shall still cooperate with it, and in such a case, Microsoft shall reimburse StarTek for the costs of producing and distributing the replacement Products.

         (8) StarTek agrees that it will not make any warranties, statements or representations regarding Product(s) beyond the scope of what is authorized by this Agreement or contained in Microsoft-provided written documentation or other Microsoft documents or contained in the written Microsoft Software License Agreement.

         (9) StarTek agrees that it will not modify any of the warranties regarding Product(s) set forth in the written Microsoft Software License Agreement or in Microsoft-provided written documentation or other Microsoft documents.

         (10) StarTek shall indemnify, defend and hold Microsoft harmless from all Claims threatened, asserted or filed by any person or entity arising out of or related to any other warranty of alleged warranty made or modified by StarTek.

         (11) All equipment, products, systems and processes utilized by StarTek in providing the Manufacturing services including without limitation all hardware, software and networks will be fully and effectively "Year 2000 Compliant."

         (12) YEAR 2000 COMPLIANCE.

                           (A)      In this Section 7(a)(12), the expression
"Year 2000 Compliant" (and like expressions) shall mean that no operational, financial, data transmission, communication or process is affected or interrupted by dates prior to, during or after the Year 2000, and in particular, but without prejudice to the generality of the foregoing that:

                                    (i)     *;

                                    (ii)    *;

                                    (iii)   *;

                                    (iv)    *.

                           (B)      *.

                           StarTek at its expense shall have completed the
following:

                                    (i)     *.

                                    (ii)    *.

                                    (iii)   *.

                                    (iv)    *.

                                    (v)     *.

                                    (vi)    *.

                           (C)      *.

                           (D)      *.

                           (E) In this Section 7(a)(12), time shall be of the
essence.

         (b) BY MICROSOFT. Microsoft hereby represents and warrants to StarTek as follows:

         (1) Microsoft has the full and exclusive right and power to enter into and perform according to the terms of this Agreement;

         (2) Microsoft has and will have, at all relevant times, sufficient rights in the Products to grant StarTek the rights granted in this Agreement;

         (3) that at all times relevant to this Agreement, Microsoft will keep any and all license agreements with third parties relevant to the reproduction and manufacture of the Products in force and in good standing; and

         (4) that any and all software and Intellectual Property provided by Microsoft to StarTek for incorporation into the Products will be EXPORTABLE into the countries where Microsoft requests it be delivered.

         (c) DISCLAIMER OF WARRANTY. THE WARRANTIES SET FORTH IN SECTIONS 7(a) AND 7(b) ABOVE ARE THE ONLY WARRANTIES MADE BY THE PARTIES AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE PRODUCTS.

8.       INDEMNIFICATION.


         (a) INDEMNITY.

         (1) BY STARTEK. StarTek agrees to hold harmless and indemnify Microsoft, its subsidiaries and affiliates, and their respective directors, officers, and employees, from and against any and all claims, suits, actions, proceedings, or liabilities of any kind, including reasonable attorneys fees and expenses associated therewith or with successfully establishing the right to indemnification hereunder, which arises out of or is connected with this Agreement, except to the comparative extent such claims, suits, actions, proceedings or liabilities result from the fault, negligence, or willful acts of Microsoft. StarTek shall further hold harmless and indemnify Microsoft from and against any and all claims, suits, actions, proceedings, or liabilities of any kind, including reasonable attorneys fees and expenses incurred in connection therewith or with successfully establishing the right to indemnification hereunder, which arise out of (i) the breach or alleged breach of any representation, warranty or agreement made by StarTek in this Agreement, or (ii) the breach or default by StarTek in the performance of any obligation to be fulfilled by StarTek under this Agreement.

         (2) BY MICROSOFT. Microsoft agrees to hold harmless and indemnify StarTek, its subsidiaries and affiliates, and their respective directors, officers, and employees, from and against any and all claims, suits, actions, proceedings, or liabilities of any kind, including reasonable attorneys fees and expenses associated therewith or with successfully establishing the right to indemnification hereunder, which arises out of or is connected with any claim that, if true, would constitute a breach of Microsoft's representations and warranties set forth in Section 7(b) above.

         (b) SURVIVAL. StarTek and Microsoft agree that the indemnities set forth in this Section 8 shall survive and shall be enforceable beyond the termination or completion of this Agreement.

         (c) LIMITATION ON LIABILITY. STARTEK'S TOTAL LIABILITY AS TO MATTERS ARISING UNDER THIS AGREEMENT SHALL BE LIMITED TO THE LESSER OF * OR *, WITH THE EXCEPTION THAT STARTEK'S LIABILITY SHALL BE UNLIMITED AS TO: (i) ANY INDEMNIFICATION OBLIGATION FOR PERSONAL INJURY, DEATH OR PROPERTY DAMAGE TO THE EXTENT SUCH CLAIM IS BASED UPON STRICT LIABILITY, NEGLIGENCE, GROSS NEGLIGENCE, INTENTIONAL ACT OR OTHER FAULT OF STARTEK OR ITS SUBCONTRACTOR(S); (ii) ANY MATTER ARISING UNDER SECTIONS 9 OR OF THIS AGREEMENT; (iii) FOR THE COST OF REPLACING PRODUCTS AND ASSOCIATED TRANSPORTATION COSTS OF ANY PRODUCT RECALL;
(iv) ANY FAILURE TO RETURN ANY DELIVERABLES AS IS OTHERWISE PROVIDED FOR IN THIS AGREEMENT; OR (v) ANY COPYRIGHT, PATENT, TRADEMARK OR TRADE SECRET INFRINGEMENT(S) (ALL OF THE FOREGOING BEING COLLECTIVELY REFERRED TO AS THE "STARTEK EXCLUDED MATTERS"). MICROSOFT'S TOTAL LIABILITY AS TO MATTERS ARISING UNDER THIS AGREEMENT SHALL ALSO BE LIMITED TO THE LESSER OF * OR *, EXCEPT FOR ANY MATTERS ARISING UNDER SECTION 9 OF THIS AGREEMENT. EXCEPT WITH REGARD TO STARTEK EXCLUDED MATTERS (WHICH TERM FOR THE PURPOSES OF THIS SENTENCE SHALL NOT INCLUDE ANY LIABILITY AS TO RECALL), NO PARTY HERETO SHALL BE LIABLE TO ANOTHER FOR ANY INDIRECT, CONSEQUENTIAL, PUNITIVE OR INCIDENTAL DAMAGES ARISING OUT OR RELATED TO THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE OTHER PROVISIONS OF THIS AGREEMENT RELY UPON THE INCLUSION OF THIS SECTION 8(c).

9.       CONFIDENTIALITY.


         (a) GENERAL. Each party expressly undertakes to retain in confidence the terms of this Agreement and the Agreement itself, along with all information and know-how transmitted to or otherwise received by each party that the disclosing party has identified as being proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential (collectively, "Confidential Information"), and will make no use of such Confidential Information except under the terms and during the existence of this Agreement. Notwithstanding the foregoing, any party may disclose the terms of this Agreement to its outside legal and financial advisors with whom such party has a confidential relationship and who are obligated to retain such information in confidence, in the ordinary course of business. In addition, no party shall have an obligation to maintain the confidentiality of information that (i) it received rightfully from an unaffiliated third party prior to its receipt from the disclosing party; (ii) the disclosing party has disclosed to an unaffiliated third party without any obligation to maintain such information in confidence; or (iii) is independently developed by the obligated party. Further, each party may disclose Confidential Information as required by governmental or judicial order, provided such party gives the disclosing party prompt written notice prior to such disclosure, and complies with any protective order (or equivalent) imposed on such disclosure, and provides the disclosing party the option of either seeking a protective order or having its Confidential Information be subject to the same protective orders as may apply to information of the party subject to the governmental or judicial order. No party shall disclose, disseminate or distribute any other party's Confidential Information to any third party without the other's prior written permission. Each party's obligation under this Section 8 shall extend to the earlier of such time as the information protected hereby is in the public domain through no fault of the obligated party or five (5) years following termination or expiration of this Agreement. Each party shall take all reasonable steps to ensure that their employees (and in the case of StarTek, also its subcontractors) comply with this Section 9(a).

         (b) OWNERSHIP RIGHTS. Both parties agree that each has and shall retain ownership rights to its own Confidential Information and that upon completion or termination of this Agreement and request from the other party, each party will return the other's Confidential Information regardless of the media in which it is stored. For Microsoft, Confidential Information at least and specifically includes, but is not limited to: * Notwithstanding the foregoing, if as a result of StarTek's performance of the Services, StarTek enhances or improves Microsoft Customer lists, such enhancements or improvements shall be the sole property of Microsoft. Both parties agree to return all Confidential Information including, but not limited to, records released to either party for marketing and distribution services, to either party immediately upon either party's written request, and upon termination or expiration of this Agreement.

         (c) INJUNCTIVE RELIEF. Both parties acknowledge that unauthorized disclosure or use of Confidential Information could cause irreparable harm and significant injury which may be difficult to ascertain. Accordingly, both parties agree that the aggrieved party will have the right to seek and obtain injunctive relief from breaches of this Agreement, in addition to any other rights and remedies it may have.

         (d) FACILITY TOURS. Microsoft acknowledges that customers and potential customers of StarTek may tour the Facility. Microsoft agrees that any casual viewing during such a tour of Products that Microsoft has already commercially released does not violate Section 9(a) above. *. In the event that Microsoft reasonably believes that additional security measures are necessary, Microsoft will notify StarTek, and the parties will implement additional mutually agreeable security procedures for so long as necessary.

10.      RISK OF LOSS.

         (a) GENERAL. Risk of loss for all Consigned Inventory, Inventory, Deliverables, Products, Finished Product Units, and Microsoft property which are the subject of this Agreement, together with all Product Components (including the associated Raw Materials), shall remain with StarTek except as otherwise provided in this Section 10. StarTek shall take all reasonable precautions to protect Microsoft property against loss, damage, theft or disappearance while in its care, custody or control.

         (b) TRANSIT RISKS. Risk of loss for Product(s) or Product Components in transit shall remain at all times with StarTek unless and until acceptance of Finished Product Units is made by a Microsoft or Customer directed carrier.

         (c) ON PREMISES RISK. StarTek shall be responsible for all risk of loss or damage to all Microsoft property while located at StarTek's or its subcontractor's facilities. StarTek shall be responsible for the full amount of the loss or damage and shall reimburse Microsoft for such loss or damage. Reimbursable amount for any loss or damage shall be as set forth in Section (d) below.

         (D) REIMBURSABLE AMOUNT. StarTek shall reimburse Microsoft for any loss or damage to Finished Product Units as follows:

         (1) StarTek shall reimburse Microsoft for the * as established by Microsoft for any loss or damage to Finished Product Units, except loss or damage resulting from (i) theft; (ii) mysterious disappearance; (iii) StarTek's negligence or willful acts; or (iv) Shortage (as defined below) in excess of *. The * variance will be calculated as defined in the Statement of Work Metrics Reporting attachment;

         (2) StarTek shall reimburse Microsoft for * as established by Microsoft for any loss to Finished Product Units resulting from (i) theft; (ii) mysterious disappearance; (iii) the negligence or willful acts of StarTek; or (iv) Shortage (as defined below) in excess of *.

         (e) PROTECTION OF MICROSOFT INTELLECTUAL PROPERTY. StarTek shall ensure that the Intellectual Property provided by Microsoft to StarTek or its Microsoft-approved subcontractor in accordance with this Agreement is retained and held by StarTek or its Microsoft-approved subcontractor in such a manner as to prevent its unauthorized use. Without limiting the generality of the foregoing, StarTek shall ensure that the Media is *. For purposes of this Section, (a) "Intellectual Property" shall mean any and all trademarks, copyrights, patents and other proprietary rights comprising or encompassing a given Product, (b) "Product" shall mean those Microsoft products, including without limitation, any associated documentation and packaging that StarTek or its Microsoft-approved subcontractor manufactures pursuant to the Agreement, and
(c) "Media" shall mean the media upon which the Intellectual Property is stored, including, but not limited to, electronic and physical artwork files, PID files and labels, labels and label art, CD serialization files and lables, film, all software media on disk, CD-R masters, CD-ROM masters, glass masters, stampers and electronic files.

         Obsolete Media shall be destroyed to prevent unauthorized use in the following manner:

         (1)      StarTek shall verify that CD stampers *.

         (2)      CD-R masters shall be *.

         (3)      Electronic media and artwork files shall be *.

         (4)      Printed materials shall be *.

         (5)      Label printing ribbons shall be *.

         Product obsolescence and the corresponding Media destruction shall be coordinated through the Microsoft Vendor Account Manager. Physical destruction of the Media shall either be witnessed by Microsoft personnel or certified in writing by StarTek.

         (f) SHORTAGE. StarTek shall be liable for and shall reimburse Microsoft for any Product(s) that is unaccounted for ("Shortage"), when such Shortage exceeds *, calculated as shown in Exhibit __, as reported in the * build reports provided to Microsoft, or as determined upon physical inventory/audit conducted pursuant to Section 12 of this Agreement. "Shortage" shall be include *.

         (g) SALVAGE. At all times, and regardless of whether StarTek or its insurers are required to compensate Microsoft for property losses as provided for in this section, Microsoft shall retain sole rights to salvage for damaged Products. StarTek shall not surrender damaged goods to carriers, insurers, other parties or for destruction or disposal without first obtaining the written consent of Microsoft.

         (h) *

11.      TERM AND TERMINATION.


         (a) DURATION. The term of this Agreement shall commence on the Effective Date and continue until * (the "Initial Term"), unless terminated earlier as provided below. Upon expiration of the Initial Term, this Agreement shall automatically renew for successive * terms (each a "Renewal Term") at the then-current pricing, unless either party notifies the other party of its intent not to renew by providing the other party with written notice not less than * prior to the expiration of the Initial Term or any subsequent Renewal Term.

         (b) EARLY TERMINATION AND DEFAULT. Microsoft may terminate this Agreement immediately upon notice if StarTek: (i) fails to strictly comply with Section(s) 5 or 9 of this Agreement, (ii) makes or attempts to make an assignment in violation of Section 16(a) of this Agreement, or (iii) experiences an Insolvency Event of Default, as defined below. In addition to the foregoing, Microsoft or StarTek may terminate this Agreement without cause with * notice in writing. The rights and remedies provided herein to the parties shall not be exclusive and are in addition to any other rights and remedies provided by law. In the event a non-defaulting party in its discretion elects not to terminate this Agreement, such election shall not be a waiver of any claims of that party for a default(s). Further, the non-defaulting party may elect to leave this Agreement in full force and effect and to institute legal action against the defaulting party for specific performance and/or damages suffered by such party as a result of the default(s). For purposes of this Agreement, an "Insolvency Event of Default" shall be deemed to have occurred in the event the applicable party fails to formally dismiss the Insolvency Event of Default within * after commencement of any of the following proceedings: (v) any party admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of its creditors; (w) a proceeding is instituted, voluntarily or otherwise, by or against any party seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement adjustment or composition of it or its debt, which is not dismissed within *; (x) a proceeding is instituted against any party seeking to appoint a receiver, trustee or similar official for it or for any substantial part of its property; (y) a party ceases to pay its debts as they become due; or (z) any party becomes Insolvent, as defined elsewhere herein.

Notwithstanding the foregoing, Microsoft may, at its sole discretion, immediately terminate this Agreement if, due to StarTek's lack of diligence, StarTek engages in or permits its subcontractor(s) to engage in the unauthorized replication and/or distribution of Product(s). StarTek will diligently attempt to prevent any unauthorized replication and/or distribution of Product(s) by StarTek employees or any subcontractor and will cooperate fully with Microsoft to that end. Microsoft may, at its sole discretion, immediately terminate StarTek's right to subcontract the replication and/or assembly of Product(s), in accordance with Section 6 of this Agreement, if Microsoft determines that StarTek's subcontractor is or has been involved in the unauthorized replication and/or distribution of Product(s) or any third party products.

         (c) OBLIGATIONS UPON TERMINATION/EXPIRATION OF THIS AGREEMENT. Within *, or earlier as noted, after termination or expiration of this Agreement, StarTek shall do all of the following:

         (1) deliver to Microsoft any Finished Product Units built against a Microsoft purchase order, but not yet delivered, at the Prices set forth in Exhibit C. StarTek shall destroy all other Finished Product Units and shall, upon request of Microsoft, issue a letter certifying that such destruction has taken place.

         (2) StarTek shall, at Microsoft's election, either deliver to Microsoft or destroy any other unused Inventory (excluding Finished Product Units), as designated by Microsoft. Microsoft's payment obligation for such unused Inventory shall be in accordance with Exhibit C.

         (3) Subject to payment as set forth in Exhibit C, StarTek shall, at Microsoft's request, provide Microsoft the opportunity to purchase any other Product Components owned by StarTek (excluding unused Inventory).

         (4) StarTek immediately shall deliver to Microsoft any Microsoft Deliverables and any Confidential Information not covered by the foregoing. StarTek shall not retain any copy or original of any Microsoft Deliverable or Confidential Information in any way or form whatsoever.

StarTek shall work with Microsoft to terminate the Manufacturing and Supply and Services in an orderly manner in the event of the termination of this Agreement. Use of Intellectual Property in any manner by StarTek after expiration or termination of this Agreement for any reason, whether or not incorporated in Inventory, shall be deemed to be in violation of Microsoft's Intellectual Property rights and shall entitle Microsoft to have all remedies provided by law or equity (including injunctive relief); provided, however, this does not preclude StarTek from continuing to use Products properly acquired outside of this Agreement in accordance with the applicable license.

         (d) EFFECT OF DEFAULT. If there is a Default, the parties shall have all rights and remedies provided in this Agreement or otherwise available under law as limited by this Agreement.

         (e) SURVIVAL. Sections 2(d), 7, 8, 9, 12, 14 and 16(b) shall survive termination or expiration of this Agreement. With respect to tax matters, the provisions of Section 4(d) shall survive termination or expiration until the expiration of any applicable statute of limitations or extension thereof.

12.      RECORD KEEPING AND AUDIT REQUIREMENTS.


         (a) RECORD KEEPING REQUIREMENTS. During the term of this Agreement, StarTek agrees to keep all usual and proper production and delivery records and books of account and all usual and proper entries relating to StarTek's (and any subcontractor's) performance of this Agreement for a minimum period of * from the date they are created. StarTek agrees to keep all usual and proper tax records relating to StarTek's (and any Subcontractor's) performance of this Agreement for a minimum period of * from the date they are created. Such records, books of account, and entries shall be kept in accordance with generally accepted accounting principles.

         (b) DOCUMENTATION. During the term of this Agreement, StarTek agrees to provide Microsoft with any and all information, as mutually agreed upon between the parties, that Microsoft determines necessary for tax compliance and statutory reporting purposes. The information required will include, but may not be limited to, the data shown on Exhibit E. Unless Microsoft indicates otherwise, StarTek shall provide such information in an electronic format, at an agreed upon quarterly deadline. Microsoft shall specify the data requirements and make every reasonable effort to assist StarTek in designing the report format. All information should be based on the Microsoft fiscal year-to-date basis. Such report shall also cover StarTek's subcontractor(s). Microsoft reserves the right to modify the form of such reports by providing StarTek with written notice of any such modifications.

         (c) AUDIT. Notwithstanding the foregoing provisions, upon * written notice if Microsoft reasonably believes a breach is occurring under this Agreement (with such notice specifying the alleged breach) and otherwise upon reasonable notice as agreed upon between the parties (but in no event shall such reasonable notice exceed * and StarTek shall not unreasonably delay or withhold its agreement), Microsoft may cause an audit to be made of StarTek's (and any applicable subcontractor's) books and records, and/or an inspection of replication, assembly, and distribution locations, including the Facility, in order to verify StarTek's compliance with the terms of this Agreement and to verify financial reports issued by StarTek. This right of audit extends beyond the termination of this Agreement for a period of *. Any such audit shall be made by an independent certified public accountant selected by Microsoft (other than on a contingent fee basis) and/or a Microsoft internal audit team. Any audit and/or inspection shall be conducted during regular business hours at StarTek's (or any applicable subcontractor's) offices. StarTek agrees to provide Microsoft's designated audit or inspection team access to relevant StarTek records and all replication and/or assembly locations. Any such audit shall be paid for by Microsoft unless material discrepancies are disclosed. *. If material discrepancies are disclosed, StarTek agrees to pay Microsoft for the costs associated with the audit. No unauthorized duplication or replication of Product will be permitted. StarTek shall be liable for any Unaccounted Product discrepancies in excess of the Shortage allowance in an amount equal to *. "Unaccounted Product(s)" shall be defined as the number of Finished Product(s) Units that the audit and/or inspection determines have been replicated and assembled by StarTek and/or one of StarTek's subcontractors, but (i) have not been properly delivered in accordance with the terms of this Agreement, (ii) are not in StarTek's inventory, (iii) are not in transit in accordance with the terms of this Agreement; (iv) have not been properly destroyed at Microsoft's direction; (v) have not been otherwise accounted for as damaged or destroyed or lost by theft; or (vi) are not lost or damaged as a result of the negligence or willful acts of StarTek. StarTek shall also be liable for Unaccounted Products of its subcontractor(s). StarTek's obligation to pay Microsoft for Unaccounted Product(s) shall not be Microsoft's exclusive remedy and is in addition to any other rights and remedies Microsoft may have as provided by law or this Agreement.

         (d) FACILITY INSPECTIONS. Microsoft may cause an inspection to be made, with at least * prior notice, of the Facility to verify that StarTek and/'or any subcontractor is providing Manufacturing and Supply and Services in compliance with the terms of this Agreement. Any inspection conducted pursuant to this
Section 12(d) shall be conducted during regular business hours at the Facility. StarTek agrees to provide Microsoft's designated inspection team access to relevant records and the Facility. StarTek may designate a representative to accompany the inspector or inspectors, and it may reasonably restrict access from specific areas containing confidential information of StarTek or its other customers. If material discrepancies from the provisions of this Agreement are disclosed, StarTek agrees to implement agreed-upon corrective action. Nothing herein shall preclude Microsoft from exercising any other rights or remedies it has under law or other provisions of this Agreement.

         (e) CONFIDENTIALITY. Notwithstanding the foregoing, StarTek may edit its books and records to protect confidential information of StarTek that is unrelated to the subject of a Microsoft record review, or to protect confidential information of StarTek's customers.

13. EXPORT RESTRICTIONS. StarTek shall comply with U.S. export laws and regulations. StarTek shall not, directly or indirectly, export, re-export or transmit any Product (or any part thereof), technical data, process, or service that is directly associated with a Product, to any country, person, entity, Customer or end-user subject to U.S. export restrictions, including but not limited to:

         (a) any countries to which the U.S. has embargoed or that are subject to U.S. export restrictions (including, but not limited to, the Federal Republic of Yugoslavia (Serbia and Montenegro), Cuba, Iran, Iraq, Libya, North Korea, Sudan and Syria) or to any national of any such country, wherever located, who intends to transmit or transport the Product back to such country;

         (b) any Customer or end-user whom StarTek knows or has reason to know will utilize them in the design, development or production of nuclear, chemical or biological weapons, or to any end-user who has been prohibited from participating in U.S. export transactions by any federal agency of the U.S. government;

         (c) any other country to which such export of transmission is restricted by the export control laws and regulations of the United States, and any amendments thereof, without prior written consent, if required, of the Bureau of Export Administration of the U.S. Department of Commerce, or such other governmental entity as may have jurisdiction over such export or transactions; and

         (d) any exportable product (or portions thereof) regulated under "Encryption Item (EI)" of the Export Administration Regulation (EAR, 15 CFR 730-744) of the U.S. Commerce Department, Bureau of Export Administration (BXA) outside the U. S. or Canada.

         StarTek warrants and represents that neither the BXA nor any other U.S. Federal agency has suspended, revoked or denied its export privileges. StarTek shall comply with the published Microsoft Global Trade Compliance Programs. StarTek shall be responsible for acquiring program documentation and interacting with Microsoft to ensure its full and successful implementation. Microsoft will be responsible for communicating to StarTek any changes or updates to any of the published Microsoft Global Trade Compliance Programs and StarTek will be allowed appropriate time to implement the changes or updates. StarTek agrees that Microsoft may audit StarTek's compliance with the published Microsoft Global Trade Compliance Programs at any time, pursuant to Section 11 above.

14.      NOTICES AND PRINCIPAL CONTACTS.


         All notices, authorizations, and requests in connection with this Agreement shall be deemed given on the day they are sent by air express courier, charges prepaid; and addressed as follows:

    STARTEK:               StarTek Inc.
                           Attn: Mike Morgan
                           1205 H Street
                           Greeley, CO 80631
    Telephone:             970-346-5303
    Fax:                   970-353-7652


    With a copy to:        StarTek General Counsel




    Telephone:
    Fax:

    MICROSOFT:             Microsoft Corporation
                           One Microsoft Way
                           Redmond, WA  98052-6399
                           Attn:  *

    Telephone:             (425) 882-8080
    Fax:                   (425) 936-7329

    With a copy to:        Law & Corporate Affairs
                           Microsoft Corporation
                           One Microsoft Way
                           Redmond, WA  98052-6399

    Telephone:             (425) 882-8080
    Fax:                   (425) 936-7329



or such other person or address as each party, respectively, so designates by written notice to the other parties.

15.      ENTIRE AGREEMENT AND MODIFICATIONS.

         (a) ENTIRE AGREEMENT. This Agreement, including all exhibits hereto, constitutes the entire agreement between StarTek and Microsoft with regard to the subject matter hereof and merge all prior and contemporaneous communications. The Statements of Work, as may be modified pursuant to Section 14(b) below, is a part of this Agreement for all purposes.

         (b) STATEMENTS OF WORK. The Statements of Work may be modified as follows: each modification must be approved by Microsoft and StarTek, and such approval must be documented with a confirming e-mail or other written communication between authorized representatives of the two parties. In addition, if Microsoft deems it necessary and appropriate, it shall prepare on a
* basis an updated version of the Statements of Work incorporating all modifications made since the prior update and clearly setting forth the "Date of Revision" on the front page. Microsoft shall circulate each such update to StarTek. The most current revised version of the Statements of Work that has been circulated in this manner to the parties, together with subsequent modifications documented pursuant to this Section 15(b) shall constitute the Statements of Work for the purposes of this Agreement. StarTek shall maintain and make available to Microsoft upon request copies of all of its documentation regarding modifications to the Statements of Work. For purposes of this Agreement, references to Statements of Work includes any agreed modification even if prior to the quarterly incorporation of such changes.

         (c) AMENDMENT. This Agreement may be amended only in writing signed by authorized representatives of both parties. Notwithstanding the foregoing, Microsoft reserves the right to change, by * prior notice to StarTek, any policies of Microsoft.

         (d) OTHER. Except as provided in this Section 15, the provisions of this Agreement may be modified only by written instrument signed by duly authorized representatives of Microsoft and StarTek.

16.      GENERAL.


         (a) PROHIBITION AGAINST ASSIGNMENT. Except as expressly provided in this Section 16(a), no party may assign its rights or obligations under this Agreement (by actual assignment or by operation of law, including without limitation through a merger, consolidation, exchange of shares, or sale or other disposition of assets, including disposition on dissolution), without the prior written consent of the other party, which consent shall not be unreasonably withheld. Microsoft may, however, assign this Agreement to a Microsoft subsidiary without the consent of StarTek. Notwithstanding the foregoing, this is a contract for personal services and Microsoft relies upon the qualifications, reputation and expertise of StarTek to perform all obligations hereunder. In particular, Microsoft relies upon StarTek's history of performance over more than * of operation,

         (b) CONTROLLING LAW. This Agreement shall be construed and controlled by the laws of the State of Washington, and StarTek consents to jurisdiction and venue in the state and federal courts sitting in the State of Washington. Process may be served on any party in the manner set forth in Section 13 for the delivery of notices or by such other method as is authorized by Washington law or court rule.

         (c) NO PARTNERSHIP/JOINT VENTURE/AGENCY/FRANCHISE. This Agreement shall not be construed as creating a partnership, joint venture, employer-employee or agency relationship or as granting a franchise.

         (d) SEVERABILITY. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

         (e) ATTORNEYS' FEES. If any party employs attorneys to enforce any rights arising out of or relating to Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses.

         (f) WAIVER. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

         (g) SECTION HEADINGS. The Section headings used in this Agreement are intended for convenience only and shall not be deemed to supersede or modify any provisions.

         (h) GOVERNMENTAL APPROVALS. Each party shall, at its own expense, obtain and arrange for the maintenance in full force and effect of any and all governmental approvals, consents, licenses, authorizations, declarations, filings, and registrations as may be necessary or advisable for the performance of all of the terms and conditions of this Agreement.

         (i) FORCE MAJEURE.

         (1) Except as otherwise provided in this Section 16(i), neither party shall be in default by reason of any failure in performance of this Agreement, if such failure arises out of causes beyond the control and without the fault or negligence of the involving party including, but not restricted to, acts of God, acts of the Government, fires, floods, epidemics, quarantine restrictions, strikes, lock-outs, freight embargoes and unusually severe weather. This Section shall also apply to StarTek's contractors where a contractor's failure arises out of the same causes, except insofar as StarTek could have reasonably been expected to obtain contractor supply from alternate sources.

         (2) StarTek shall give a written notice to Microsoft within * after StarTek becomes aware of any circumstances or event which may reasonably be anticipated to cause or constitute, or which constitute a force majeure as described in Section 16(i)(1), above. Such notice shall contain a detailed description of the delay and of the affected portion of the Agreement. Within a further * after such notice, StarTek shall deliver a detailed written description of the work-around plan, alternative sources, and any other reasonable means that StarTek shall, at its own cost, use to prevent such further delay.

         (3) If the delivery of any Products shall be delayed by reason of force majeure for more than * beyond when delivery was scheduled, Microsoft may upon written notice to StarTek with respect to the undelivered Products, either terminate any or all this Agreement hereunder. In the event of such termination, the parties shall comply with their obligations as specified in Section 11.

         (j) EXHIBIT(S). The following exhibits, as amended from time to time, are incorporated into this Agreement by this reference ("Exhibit(s)"):

      EXHIBIT                      DESCRIPTION

      A                            Statement of Work - Manufacturing
      B                            Statement of Work - Distribution
      C                            Component Pricing Matrix
      D                            Insurance
      E                            Required Tax Information
      F                            Approved Subcontractor List
      G                            Certificate of Material Destruction
      H                            StarTek Facilities
      I                            Subsidiary Agreement


All references to the "Agreement" are references to this Agreement and all Exhibits, all as amended from time to time. To the extent that any provision contained in any Exhibit is inconsistent or conflicts with this Agreement exclusive of the Exhibits, the provisions of this Agreement (exclusive of the Exhibits) shall control.

         (k) PRESS RELEASES/PUBLICITY. StarTek shall not issue any new press releases or publicity that may relate or refer to this Agreement. Any press statements shall only be released by joint agreement of the parties, except as legally required by the SEC or NYSE. StarTek shall not use the name "Microsoft" or "Microsoft Corporation" in any advertisements. StarTek may, however, with the prior written consent of Microsoft, use the name "Microsoft Corporation" in brochures, written response to requests for client lists as part of Requests for Proposals, Requests for Information, etc. StarTek may also use the name "Microsoft" or "Microsoft Corporation" in verbal client presentations.

         (l) INSURANCE. Prior to the commencement of the Manufacturing and Supply and Services to be performed hereunder and throughout the entire period of performance by StarTek, StarTek shall procure and maintain the insurance coverage set forth in Exhibit D. Such insurance shall be in a form and with insurers acceptable to Microsoft, and shall comply with the minimum requirements set forth in Exhibit D.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above. All signed copies of this Agreement shall be deemed originals.

MICROSOFT CORPORATION                         STARTEK INC.

/s/ Nick Macfee                               /s/ Michael W. Morgan
-----------------------------                 ----------------------------------
By                                            By

Nick Macfee                                   Michael W. Morgan
-----------------------------                 ----------------------------------
Name (Print)                                  Name (Print)

                                              President and Chief Executive
Vice President                                Officer
-----------------------------                 ----------------------------------
Title                                         Title

August 4, 1999                                July 20, 1999
-----------------------------                 ----------------------------------
Date                                          Date

State of Washington        )
                           ) ss:
County of King             )

         I certify that I know or have satisfactory evidence that ____________________________ is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the _______________________ of MICROSOFT CORPORATION to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

         Dated: ______________




                                              ---------------------------------
                                                        Notary Public

[Seal or Stamp]                               ---------------------------------
                                                        [Printed Name]
                                              My appointment expires

Colorado                   )
                           ) ss:
County of Weld             )

         I certify that I know or have satisfactory evidence that Michael W. Morgan is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Chief Executive Officer of StarTek Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

         Dated: July 20, 1999



                                                   /s/ Ruth Jenkins
                                          -----------------------------------
                                                     Notary Public

                                                      Ruth Jenkins
[Seal or Stamp]                           -----------------------------------
                                                     [Printed Name]
                                          My appointment expires May 17, 2001
                                                                 ------------

                                    EXHIBIT A

                                    EXHIBIT A

                                       *

                        STARTEK, INC. * STATEMENT OF WORK


For purposes of this exhibit, "Company" shall mean StarTek USA. All other capitalized terms not otherwise defined in this Exhibit shall have the same meaning as set forth in the Agreement to which this is an Exhibit.

1.       GENERAL:

         1.1      PURPOSE AND REQUIREMENT SCOPE

                  This document describes the requirements that the Company must meet as a manufacturer and service provider to Microsoft. The general requirements under this agreement are:

                  1.1.1 Source and procure raw materials in accordance with Microsoft specifications.

                  1.1.2 Build finished package product in accordance with Microsoft specifications in the quantities ordered by Microsoft pursuant to a Finished Goods Purchase Order.

                  1.1.3 Make Finished Product units available to a Microsoft designated distribution center or ship direct to designated Microsoft customers as requested.

                  1.1.4 Make Less Than Finished Goods components available to Microsoft at the locations specified in a Less Than Finished Goods Purchase Order.

                  1.1.5 Provide information regarding production and delivery as required.


2.       SCOPE OF BUSINESS

         Microsoft may elect to split the book of business between two or more companies.


3.       FORECASTS

         3.1      * ROLLING FORECAST:

                  Microsoft will provide a * rolling forecast for * for all Products anticipated to be built by the Company (reference attachment 1). This forecast may be used by the Company at the Company's discretion for planning and procuring raw materials. Microsoft may change the forecast up to the issuance of a frozen build signal, followed by a Microsoft Purchase Order, with no penalty or responsibility for any raw materials, Product Components, or Product acquired/built to such forecast, with the exception that certain long lead-time components may be procured in advance of the frozen build signal with agreement by the VAM.

         3.2      MANUFACTURING SYSTEMS

                  The company shall perform procurement, scheduling and manufacturing activities on their own manufacturing system(s). Microsoft will not be responsible for providing the Company with any manufacturing system.


                                Exhibit A-Page 1

4.       PURCHASE ORDER PROCEDURES

         4.1      PURCHASE ORDERS (PO)

                  During the term of the Agreement, Microsoft will issue a * frozen build signal, in the form of an Excel spreadsheet, to the Company by * for Finished Product Units for * (reference attachment 2). * a PO will be issued that requires Finished Product Units to be prepared and delivered to a distribution center the * following the build * or direct to designated customers on a scheduled agreed to by Microsoft and the Company in advance of shipment. The purchase order will include but not be limited to the SKU, quantity, price and required delivery date. Microsoft may prioritize Products on the PO so Company will be able to build more urgent requirements first. The purchase order will officially authorize the Company to manufacture Microsoft Products. Microsoft accepts ownership and liability for only those quantities of raw materials purchased, and finished goods built, that meet the weekly frozen build signal, unless prior arrangements have been made in writing and agreed to by both parties.

         4.2 Once Microsoft has issued a PO, Microsoft may change the build requirements or issue engineering change notices (ECN) corresponding to that PO, but raw materials procured by the Company to fulfill such PO, in accordance with section 4.1, that are left unused will be the responsibility of Microsoft. Company may charge Microsoft for the storage of any such unused raw materials remaining in Company's warehouse * days after fulfillment of the PO at the rate of *. Microsoft will reimburse Company for the cost of such raw materials if they remain unused. In order to be reimbursed by Microsoft, the Company must provide a raw material inventory age report for which Microsoft owns liability upon expiration of the * holding period. In case of an ECN that stops and/or starts a component, the Company must notify Microsoft of the related charges within * of the change order. Related charges will be tracked and reviewed at * management meetings. This notification must include the Microsoft ECN#, the component part number and the quantity that Microsoft is liable for. Microsoft will determine and communicate in writing whether or not to scrap any raw material or finished goods and reimburse the Company accordingly.

         4.3 Microsoft intends to remit payment to the Company, * or via the auto voucher process, for all Finished Product Units upon receipt of the po quantity by the applicable distribution turnkey vendor ("DTV") or from another Microsoft-authorized entity in the event the shipment does not deliver to a DTV. All error-free invoices submitted by the Company will be paid within the payment terms of the Agreement. When invoice discrepancies are found, invoices will be immediately returned to the company for correction and re-submittal. Corrected invoices submitted to Microsoft must reflect a revised invoice date (not the original invoice date). It is in the Company's best interest to submit error-free invoices to Microsoft for prompt payment, as invoice errors will delay Microsoft payment to the Company. Microsoft will make payments for services in US dollars.


5.       FINISHED GOODS TRANSACTION REPORT AND RECEIPTS

         5.1 When production has been completed per the Microsoft Purchase Order, the Company must notify DTV of the completed Finished Product Units by sending an advance ship notice (ASN).

                  5.1.1 Company must notify Microsoft * of any inventory movements that may required inventory adjustments. Adjustments include but are not limited to quality issues, cycle count adjustments, rework, and site to site stock transfers.



                                Exhibit A-Page 2

6.       PROCUREMENT

         6.1 Company will be responsible for procuring all raw materials for assembly. Raw materials procured must meet Microsoft Global Quality specifications for Full Packaged Product (FPP). Microsoft may at times designate `Approved Subcontractors' for certain raw material components such as security components, third party pieces and hardware. Microsoft may at times supply raw material to the Company. The Company will be notified o the approved subcontractors. All raw materials that the Company procures are subject to audit at the Company's Facility for adherence to Microsoft Global Quality Standards for Full Packaged Product located on *.

         6.2      PRE-PRESS WORK, ENGINEERING, AND DIE CHARGES

                  These are costs associated with the output of electronic files to plate ready film, color separations, proofs, prototypess, and die charges and are not to be calculated in the unit or component cost of the part. These are to be billed on a separate invoice to Microsoft noting the Microsoft part number to which the costs are related. Costs associated with frequently performed services such as outputting postscript files for manual text, preparing provided film for plate imposition etc. shall be charged *. Charges for other non-standard goods and services shall be billed * provided the Company can demonstrate that these charges are competitive for similar goods and services within the region.


7.       SUBCONTRACTING

         Any references to subcontractors in this Exhibit shall be subject to the requirements for subcontractors set for in the Agreement.


8.       PRINTING

         8.1      PROCURE

                  Company must be capable of procuring printed materials per Microsoft provided specifications and in quantities to meet Microsoft's finished goods production requirements and Less Than Finished Goods component order requirements.

         8.2      PRINT SPECIFICATIONS

                  Printed materials must meet the quality standards and specifications identified in Microsoft Print Specification documentation and in the Microsoft Global Quality Standards. For ongoing business, the Company will access all required quality specifications using the Internet on *. From time to time printed samples may be requested. The Company must supply samples to Microsoft upon request.

         8.3      MONITOR AND ORDER ARTWORK FOR PRINTING

                  It is the Company's responsibility to *.

                  8.3.1    IDENTIFY COMPONENTS

                           Company will pull a BOM from EDT based on demand seen in *of the *. Company will review the Microsoft BOM and determine whether or not artwork is needed.



                                Exhibit A-Page 3

                  8.3.2    TRACK COMPONENTS

                           Company must have an internal mechanism to track outstanding artwork and receipt dates for film. The purpose of the tracking mechanism is to proactively monitor whether outstanding artwork will impact Product builds. Company will provide a * report of all Microsoft film ordered and/or received in the previous *.

                  8.3.3    MONITOR MICROSOFT ARTWORK RELEASE

                           Company will receive * reports via email from Microsoft Product Information Release Services
                           (PIRS). It is the Company's responsibility to monitor the * print release reports. These reports notify the Company that the *.

                  8.3.4    PULLING AND PREPPING ELECTRONIC FILES

                           Electronic files include but are not limited to 1-2 color print components, print specifications, film order forms and software images. It is the Company's responsibility to pull electronic files posted to EDT for parts required as soon as parts are released to EDT, or SKU demand is seen in * of the *, whichever is later. Electronic art files are to be sent to Company's supplier to be converted to bluelines as soon as they are pulled. Bluelines are to be sent to Microsoft or its designated art agency as defined on the Print Specifications documentation within * of pulling the electronic files from EDT. Blueline approval from Microsoft or its designated art agency is required before the component can be used in building Product.

                  8.3.5    ORDERING FILM

                           For film-based components (over 2 colors) it is the Company's responsibility to pull film order forms from EDT, complete all required information (film requirements, ship-to address, required delivery date, etc.) and send the order form via email directly to the designated film house.

                           Company must report all printed material discrepancies immediately to Microsoft through the *.

         8.4      REGISTRATION/LICENSE CARD PRINTING

                  Company shall have the capability to have printed product part numbers, product ID numbers or other Microsoft identified information on Microsoft registration cards and Microsoft license agreements.

         8.5      CD COMPONENT PRINTING
                  Company shall procure printed components included in replicated CD-ROMs. These components shall consistently meet the quality requirements of Microsoft CD ROM Quality Specifications found in the Microsoft Global Quality Standards. For ongoing business with Microsoft, the Company will access all required quality specifications in the *.




                                Exhibit A-Page 4

9.       DISK DUPLICATION

         Duplicated disks may be produced or procured by the Company, as set forth in the * PO.

         9.1      DISK DUPLICATION CAPABILITIES

                  Company or Company's duplication subcontractor must be capable of duplicating diskettes in accordance with the requirements identified in Microsoft Global Quality Standards. Company or Company's duplication subcontractor duplication equipment must have the ability to control all aspects of the quality of the duplication process including image integrity, bit placement, window margin, and revolutions per minute (RPM) of the drive spindle.

         9.2      DISK DUPLICATION QUALITY CONTROL

                  Company or Company's duplication subcontractor must have *. The * shall be used to ensure that the proper image is being duplicated.

         9.3      DISK DUPLICATION PROCESS

                  Company or Company's duplication subcontractor must have:

                  9.3.1 A preventive maintenance program or backup subcontracting program in place capable of preventing disk duplicating delays for finished goods production.

                  9.3.2 A format training program in place for all duplication operators and support personnel.

                  9.3.3 A staff technically capable of supporting all of Microsoft's duplication requirements within the weekly production variability range.

                  9.3.4    A write and verify process for all duplicated
                           Product.

                  9.3.5 The capability to utilize Microsoft * and other tools when necessary.

         9.4      VIRUS PROTECTION

                  To ensure that every possible avenue to preventing Microsoft deliverable Product from being infected with a computer virus is pursued, Company shall implement the following:

                  9.4.1    *.

                           *:

                           9.4.1.1. *.

                           9.4.1.2. *.

                           9.4.1.3. *.

                           9.4.1.4. *.

                           9.4.1.5. *.

                           *.


                                Exhibit A-Page 5

         9.5      DISKETTE QUALITY

                  Company or Company's duplication subcontractor must perform quality checks on duplicated disks. Diskettes shall be duplicated and verified in accordance with the Microsoft Floppy Diskette workmanship specification (S000257). Company must be capable of tracking and reporting duplication performance data.

         9.6      CUSTOMER MASTER DISK HANDLING

                  Company or Company's duplication subcontractor must have the capability of receiving software master images *. Company or Company's duplication subcontractor shall ensure proper handling, storage, retrieval and control of the master disk(s) provided or created to ensure the integrity of the software images.

         9.7      DISK COPY PROTECTION AND *

                  Company or Company's duplication subcontractor's disk duplication process must be capable of supporting disk copy protection and *.

         9.8      DISK LABELING AND COLLATION

                  9.8.1    LABEL IMAGES

                           Microsoft will provide all label images *.

                  9.8.2    LABEL PRINTERS

                           Company or Company's duplication subcontractor shall print *.

                  9.8.3    LABELERS

                           Company or Company's duplication subcontractor's labeling equipment and/or procedures shall be capable of consistently meeting or exceeding Microsoft's label placement specification as described in the Microsoft Quality Specifications (*). For ongoing business with Microsoft the Company will access all required quality specifications using the Internet *.

                  9.8.4    COLLATION

                           Company or Company's duplication subcontractor shall have sufficient and appropriate process equipment to seal collated disk sets into polyvinyl bags. Company is responsible for ensuring that collation process for diskettes meets Microsoft Floppy Diskette workmanship specification (S000257).


10.      CD AND DVD REPLICATION

                  CD's and DVD shall be procured by Company, as set forth in the
* PO's for Product and for Less Than Finished Goods. Company or Company's CD subcontractor shall have documented processes and appropriate equipment to effectively produce CD-ROM's, DVD and associated CD components which consistently meet or exceed the requirements of the Microsoft Global Quality Specifications for CD ROM. Company's CD subcontractor agrees to perform all required maintenance on the equipment at its own cost. Company's CD subcontractor shall have a * to hold CD-ROMs and DVD and material until they can be rendered unusable or recycled. When Company procures CDs and DVD, the following apply:



                                Exhibit A-Page 6

         10.1     CD ROM AND DVD PRODUCTION PROCESS

                  Company or Company's CD subcontractor shall have documented processes for the following:

                  10.1.1 Company's CD subcontractor shall have a preventative maintenance program in place capable of preventing delays for finished goods production.

                  10.1.2 Company's CD subcontractor shall have a formal training program in place for all CD and DVD operations (Premastering, Mastering, and Replication) and support personnel.

                  10.1.3 Company and Company's CD subcontractor shall have staffs technically capable of supporting all of Microsoft's CD and DVD requirements within the * production variability range.

         10.2     HANDLING OF CD ROM AND DVD MASTERS

                  Company or Company's CD subcontractor shall have documented procedures in place, which ensure proper handling, storage, and retrieval of Microsoft supplied CD master files.

         10.3     CD AND DVD ANTI-PIRACY *

                  Company or Company's CD subcontractor shall be capable of supporting Anti-Piracy initiatives and * applicable to CD-ROMs and DVD upon Microsoft request.

         10.4     CD ROM AND DVD QUALITY CONTROL

                  Company or Company's CD subcontractor shall have a documented verification process in place to ensure the integrity of the replicated CD-ROM matches the original supplied by Microsoft. In addition, Company or Company's CD subcontractor of supply shall have documented and implemented processes to verify * parameters which ensure compliance to Microsoft Global Specifications. The Company will access all required quality specifications using the Internet on *. Company or Company's CD subcontractor must be capable of tracking and reporting CD quality data to Microsoft.

         10.5     CD LABEL SCREEN PRINTING AND DVD PIT ART

                  Company or Company's CD subcontractor, should have a process to receive CD or DVD label images *. Process must be established to ensure the correct label image is applied to the correct CD or DVD title. Processes must prevent any CD's of DVD's used in the setup of the print processes *.

         10.6     *


11.      PRODUCTION

         11.1     ASSEMBLY CAPABILITY

                  Company will establish and maintain an assembly process capable of producing sufficient quantities of Product that meet Microsoft's Purchase Order requirements, or minimum capacity, whichever is lower. If Microsoft demand exceeds the Company's capacity and subcontracting is necessary to meet this demand, Microsoft must be notified prior to proceeding with off-site builds. The Microsoft Global Quality Specifications for full packaged Products as stated in the * must be met.


                                Exhibit A-Page 7

         11.2     *.

                  Company shall have the proper equipment to make *.

         11.3     SHRINKWRAPPING

                  Company shall be capable of shrink-wrapping all sizes of Products, in accordance with *.

         11.4     ASSEMBLY QUALITY

                  Company shall perform in-process and final verifications of assembled Products to ensure compliance to the Microsoft requirements and quality standards.

         11.5     BUNDLING

                  Microsoft may notify the Company that a bundling operation is required and will provide Company with SKU number, quantity and specific bundling instructions. The Company shall provide the Microsoft Vendor Account Manager (VAM) with a * for the bundling effort within * in sufficient detail to allow Microsoft to perform an analysis of the major cost elements. The VAM will provide the Company with written authorization to proceed at the agreed upon price. The Company shall be responsible for bundling the Products in accordance with the Microsoft provided bundling instructions and submitting an invoice to the VAM at the agreed upon price. The Company may be required to purchase finished goods and/or raw materials from other Companies to fulfill the bundling requirement(s).

         11.6     REWORK

                  Microsoft may notify the Company that rework is required and will provide Company with SKU number, quantity and requested completion date. The Company shall provide the Microsoft VAM with a * for the rework effort within *, in sufficient detail to allow Microsoft perform an analysis of the major cost elements. The VAM will provide the Company with written authorization to proceed at the *. The Company shall be responsible for reworking the Products in accordance with the Microsoft BOM and submitting an invoice to the VAM at the *. A touch is defined as one activity per component for pricing purposes.

         11.7     ORDERS REQUESTED PRIOR TO NORMAL LEAD-TIME

                  There will be situations where Microsoft will request orders to be built in less than the normal * lead-time. (Please reference section 4.1 hereof). When Microsoft requests such an order, the Company will reply with at least but not limited to *. This will give Microsoft the opportunity to decide which option best suits the situation. These orders will be communicated to the Company by the Microsoft VAM in situations where faster Product deliveries are required due to urgent customer requests. The Microsoft VAM and Company shall mutually agree that the option taken is acceptable and the Microsoft VAM will provide authorization to proceed.

         11.8     SCRAP PROCESS

                  Subcontractor must have written authorization from Microsoft VAM prior to scrapping and/or disposing of Microsoft finished goods or components (please reference attachment 3).



                                Exhibit A-Page 8

12.      DELIVERY REQUIREMENTS

         12.1     PREPARATION

                  The Company is responsible for delivering the Finished Product Units to the Distribution Center. This preparation includes ensuring that finished goods are correctly palletized, shrink-wrapped and ready for transit to the Distribution Center.

         12.2     PALLET LOADING

                  The Company shall adhere to the Microsoft Global specifications for pallet configuration specifications when stacking Product.

         12.3     FINISHED GOODS HANDLING

                  The Company shall have proper handling procedures for finished goods to prevent loss of damage between assembly and pick-up by the Distribution Center.

         12.4     ADVANCE SHIPMENT NOTIFICATION

                  The Company is responsible for providing * to the Distribution Center.

         12.5     SHIP DIRECTLY TO CUSTOMER

                  On regular basis, the manufacturing supplier will be requested to prepare Product for direct shipment to the distributor. The Company will invoice upon shipment. Upon doing any direct shipment, company will provide Microsoft with electronic notification containing all relevant shipment information.


13.      REPORTING / COMMUNICATION REQUIREMENTS

         13.1     MANUFACTURING DELAY

                  *

         13.2     REPORTING

                  13.2.1   THE COMPANY SHALL PROVIDE:

                           o        *
                           o        *
                           o        *
                           o        *
                           o        *
                           o        *
                           o        *
                           o        *
                           o        *
                           o        *
                           o        *
                           o        *
                           o        *





                                Exhibit A-Page 9

                  13.2.2   MICROSOFT SHALL PROVIDE

                           o        *
                           o        *
                           o        *
                           o        *
                           o        *
                           o        *
                           o        *
                           o        *
                           o        *
                           o        *
                           o        *
                           o        *
                           o        *
                           o        *
                           o        *
                           o        *
                           o        *


14.      QUALITY

         14.1     ISO CERTIFICATION

                  Company shall remain ISO certified during the period of the Agreement.

         QUALITY RECORDS

                  Company shall maintain records of inspection, repairs, reworks and tests for the term of the Agreement. Records shall be made available to Microsoft upon request.

         14.3     *

         14.4     *

         14.5     *

15.      CONFIGURATION MANAGEMENT

         15.1     BOM'S AND CAD'S

                  Company will use Microsoft supplied Bills of Material (BOM's) and CAD's as a reference to ensure proper assembly of Product as specified in *. Company must inspect and approve all new releases and first time builds per first article process.

         15.2     CHANGES TO BOM'S AND CAD'S

                  All changes to the configuration of Products will be managed through the Microsoft Configuration group. The Company must manage all resulting changes to Bills of Material accordingly. Company may make no changes to Product configuration or content without written authorization from Microsoft, however, Company is encouraged to suggest changes that *or the Product. Any discrepancies between Microsoft's BOM, CAD or Kit and Company's BOM shall be resolved prior to each build.



                                Exhibit A-Page 10

         15.3     * RECORD RETENTION

                  Company shall maintain records of * used to assemble Product for the term of the Agreement. All records will be made available to Microsoft upon request.


16.      INFORMATION TECHNOLOGY

         16.1     INFRASTRUCTURE REQUIREMENTS

                  The Company Facility shall have an infrastructure capable of supporting a variety of data communications required to Manufacture Product. This includes the ability to connect to Microsoft's external network. External network connections will be used to transfer information about Product builds.

         16.2     *

         16.3     TECHNICAL PERSONNEL

                  The information technology requirements outlined above are deemed mission critical. The Company shall have in-house or readily available technical support at the Company's primary facility. These Company personnel will work with Microsoft personnel to ensure that the site is properly set up to communicate with Microsoft. Microsoft will work with the Company to establish competency with any non-commercially available Microsoft-specific software that may be used in the operation. Company will be responsible for on-going training of replacement or additional personnel used to support the operation.

         16.4     DATA EXCHANGES

                  Data exchanges will be required throughout the term of the Agreement. Exchanges will occur primarily through *, and may include, but are not be limited to, * and routine information required to Manufacture Product.

         16.5     SYSTEM ALTERNATIVES

                  Microsoft may wish to employ any or all of the following system alternatives:

                  o        *
                  o        *
                  o        *
                  o        *

         16.6     *



17.      MANAGEMENT

         17.1     MEETINGS AND REVIEWS

                  Company will meet with designated Microsoft team members at least * for * business reviews. These meetings will include a Company performance review, pricing reviews, continuous improvement projects, management status reviews, cost reduction initiatives and other operational areas and issues.
                  * business reviews (*) may be held at Company's facility, Microsoft's facility or by video teleconference (VTC).



                                Exhibit A-Page 11

         17.2     RISK MANAGEMENT

                  Comprehensive Outsource Risk Evaluation (C.O.R.E) is a Microsoft tool which is used to assess the Company's performance and ability to meet or exceed Microsoft customers expectations. Company will agree to participate in a risk management program to ensure Product availability. StarTek North America will on occasion be requested to provide information that will be used as input to the C.O.R.E. tool. Microsoft will share the results of the C.O.R.E *.

         17.3     METRICS

                  Microsoft may request that certain metrics be captured and reported on a * basis.


18.      MICROSOFT GLOBAL SPECIFICATIONS

         Microsoft Global Specifications for Retail Full Packaged Products include Workmanship and Engineering Specifications. For ongoing business with Microsoft, the selected Company(s) will access all required quality specifications using the Internet on *. Workmanship and Engineering Specifications are available online at *. Changes to * will be communicated to the Company as revisions occur.


19.      ATTACHMENTS

         The following Microsoft documents, which may be modified by Microsoft from time to time, are hereby incorporated as part of this SOW in Exhibit J:


               ------------------- -----------------------------------------
               ATTACHMENT NUMBER                      ATTACHMENT
                                                         NAME
               ------------------- -----------------------------------------
                       1           * Forecast
               ------------------- -----------------------------------------
                       2           Frozen Build Signal *
               ------------------- -----------------------------------------
                       3           Procedure for Destruction/Scrap
               ------------------- -----------------------------------------
                       4           Approved Suppliers for COA and CD-Rom/DVD
               ------------------- -----------------------------------------
                       5           Metrics Reporting for Inventory Shrinkage
               ------------------- -----------------------------------------




                                Exhibit A-Page 12

20.       COMMON MICROSOFT ACRONYMS:

               o        ASN      Advance Ship Notice
               o        ASAP     As soon as possible
               o        BOM      Bill of Materials
               o        CAD      Computer Aided Drawing
               o        COGS     Cost of Goods Sold
               o        CSP      Customer Service Pack's
               o        DC       Distribution Center
               o        DMF      Distributed Media Format
               o        *        *
               o        *        *
               o        ECD      Engineering Change Date
               o        ECN      Engineering Change Notice
               o        ECR      Engineering Change Request
               o        EDI      Electronic Data Interchange
               o        EDT      Electronic Delivery Tool
               o        FINOPS   Financial Operations
               o        ISO      International Organization of Standards
               o        ITG      Microsoft Information Technology Group
               o        LTFG     Less Than Finished Goods
               o        MLP      Microsoft License Pack's
               o        *        *
               o        *        *
               o        NDA      Non-Disclosure Agreement
               o        PDM      Product Data Manager
               o        PID      Product Identifier
               o        PO       Purchase Order
               o        PST      Pacific Standard Time
               o        *        *
               o        RMA      Returned Merchandise Authorization
               o        SOW      Statements of Work
               o        UPC      Universal Product Code
               o        VAM      Vendor Account Manager





                                Exhibit A-Page 13

                                    EXHIBIT B

                        STATEMENT OF WORK - DISTRIBUTION

                                    EXHIBIT B


                                        *

                        STARTEK, INC. * STATEMENT OF WORK


1.0      GENERAL

         1.1      PURPOSE AND REQUIREMENT SCOPE

                  This document describes the requirements that the Company must meet as a logistics provider to Microsoft. The general requirements under this agreement are:

                  1.1.1 Store varying quantities of finished goods until needed for shipment, including providing variable amounts of storage to meet the requirements of inventory build-ups during certain times of the year.
                  1.1.2    Meet the information systems needs of Microsoft.
                  1.1.3 Build and distribute mixed pallets and retail display units for merchandising and promotion purposes and provide other value-added services as requirements emerge.
                  1.1.4 Provide appropriate systems competency and agree to work with Microsoft to modify warehousing and transportation systems to adapt to changing or emerging business requirements.

2.0      MICROSOFT CONTACTS

         For further information regarding this Statement of Work (SOW), please contact the Sr. Turnkey VAM.

3.0      NON-DISCLOSURE AGREEMENT

         The information contained within this Statement of Work, the actual contract, and any other information relating to this project provided to you by Microsoft is considered private and confidential and subject to the "MICROSOFT CORPORATION STANDARD NON-DISCLOSURE AGREEMENT". This information may only be discussed between principals of your company and Microsoft, and those transportation and warehouse companies necessary to successfully complete this project. In addition, any information you provide to Microsoft pursuant to this agreement shall be considered private and confidential and subject to the attached "MICROSOFT CORPORATION STANDARD NON-DISCLOSURE AGREEMENT".

4.0      DEFINITIONS

         4.1      COMPANY OPERATIONS INFORMATION

                  Product will be built and shipped to the Company from several contract manufacturers. The Company will potentially ship to * locations in the United States and Canada *. Average


                               Exhibit B - Page 1
                  shipment size to Microsoft's channel customers will be approximately *. The majority of the shipments will be *. In general, the Company must have the following capabilities:

                  4.1.1    CAPACITY AND EQUIPMENT

                           Company must provide facility capacity, equipment, and staff to receive and ship finished goods within the established timelines. The Company must process orders, pick and ship to meet established shipping schedules for major customers and provide a forty eight (48) hour turnaround on all other shipments. Equipment needed includes, (but is not limited to) fork lifts, pallet wrappers, pallet jacks, storage racks, etc.

                  4.1.2    STORAGE CAPACITY

                           Storage capacity to store up to * of finished goods on an on-going basis with a * of up to *. New product launches may occur at any time during the year and may require additional storage space on a temporary basis. Seasonal buildup of inventory for consumer products will typically occur in *. It is expected that the provider maintain relationships to provide additional space when required. *

                  4.1.3    INVENTORY ACCURACY

                           Maintain 100% inventory accuracy. Differences greater than * between book and physical inventories found during cycle counting must be * reported, explained and adjusted.

                  4.1.4    PICK OPERATIONS

                           Capability of picking between *, preparing shipments for outbound transportation including stretch wrapping, labeling pallets and printing pallet level packing slips.

                  4.1.5    ORDER PROCESSING TURN-AROUND

                           Company must be able to ship orders within * of receipt, if required. Typical turn-around requirements will be *, however, in order to meet customer shipping schedules with cost effective transportation.

                  4.1.6    TRANSIT TIMES TO CUSTOMERS

                           The location of the facility is to be *.

                  4.1.7    SYSTEMS SUPPORT

                           A fully competent transportation and distribution system which can *. Agreeing to work with Microsoft to implement system modifications to adapt to changing business requirements is essential.


                               Exhibit B - Page 2

                  4.1.8    RE-PACKING CAPABILITIES

                           Re-packing operations must be available in the event that orders are placed in less than master pack quantities. Company must have suitable boxes, packing material, and taping devices to handle less than masterpack shipments, and the labor on hand to perform the packing in all phases of this project.

                  4.1.9    * AND * SHIPPING

                           Volumes may dictate * shipping and receiving availability at the Company facility, although it is anticipated these requirements may be very infrequent..

5.0      TRAFFIC SERVICES

         The Company will dispatch shipments in accordance with Microsoft routing guidelines, *. The provider's Traffic staff should consult Microsoft's Transportation staff for determination on routings when the mode or service level requires clarification. The following details apply:

         5.1      LAUNCH MODE

                  During product launches, Microsoft may require * shipments to meet customer needs. Spreadsheets with shipment details and routing instructions will be forwarded to the provider's Traffic staff for dispatch.

         5.2      FREIGHT TERMS

                  Freight terms are transmitted via * for each order. Care must be taken to ensure proper routing of all shipments, whether prepaid or collect.

                  o For all LTL shipments, Driver Load and Count (DL &C) terms apply.

                  o For truckload shipments there are 2 options, the load terms must be noted on the bill of lading.

                  o        Shipper Load and Count (SL&C)

                  o        Shipper Load and Driver Count (SL & DC)

         5.3      CARTON COUNT

                  Using DL&C and SL&DC terms, the Carrier representative must count and sign for the number of cartons picked up. The number of pallets may be noted on the bill of lading, but the driver must sign for the number of cartons (except under SL&C terms).

         5.4      BLOCKING, BRACING AND SEALING

                  Carrier must supply proper blocking and bracing, and utilize airbags when feasible, to ensure loads stay intact and do not fall over or become damaged in transit. The provider is responsible for ensuring that product is properly blocked and braced before carriers leave the dock. All truckload




                               Exhibit B - Page 3
                  shipments must be sealed with heavy-duty seals before leaving the premises. For multi-stop truckload shipments, provider must supply additional seals to secure the load after each stop.

         5.5      TRUCKLOAD CARRIER FREE TIME FOR LOADING

                  Truckload carriers free-time for live-loading is * from the time of scheduled appointment.

         5.6      CONSOLIDATED SHIP SCHEDULE

                  Allocations for major customers may be dispatched based on the consolidated ship schedule issued by Microsoft's Transportation staff. Regional consolidations of multiple LTL shipments into multi-stop truckload shipments should be made when possible to speed transit and minimize freight cost. Microsoft's Traffic staff is available for consultation regarding routings and appropriate combinations.

         5.7      BILL OF LADING PREPARATION

                  Proper bills of lading must be filled out and supplied to carriers, including all information to ensure billing and shipment rating. All bills of lading must show "Microsoft c/o Startek" as the shipper. The provider must be capable of providing information about a particular bill of lading *. Requests for copies of bills of lading must be addressed within *.

                  o Bills of lading for truckload shipments must be notated to show the loading terms - *

                  o All bills of lading must show *. For air freight shipments using a manual airway bill, *.

                  o        All bills of lading must detail *.

         5.8      DAILY SHIPMENT CONSOLIDATIONS

                  The Company is responsible for consolidating all replenishment packslips * into a single customer shipment and generating one bill of lading per customer *. The exceptions to this rule will occur *. In these situations, separate bills of lading must be provided.

         5.9      RATING SHIPMENTS

                  The *. A rate matrix will be supplied for truckload rates. A * will be provided by Microsoft for rating all shipments not rated by the vendor's host computer. Provider should use the gross weight of the shipment to rate the bill of lading and should pro-rate per packing slip using the gross charges. Microsoft may also choose to employ the provider to *.

         5.10     SHIPMENT CONFIRMATION

                  The provider must provide * confirmation and transmission of all completed shipments via *. Standard expectation is that shipments will be confirmed within *. A manual backup plan must be available in the event that the transmission system goes down, or trained personnel are not available. Care must be taken to ensure confirmation accuracy, including changes in SCAC codes. Key metrics will be reviewed each * for accuracy of bill of lading number, freight rating, carrier coding, carton count accuracy, and * confirmations.



                               Exhibit B - Page 4

         5.11     TRANSPORTATION COSTS

                  Freight expenses for all prepaid shipments are billed directly to Microsoft by the carrier. To ensure proper application of rates, all bills of lading for prepaid shipments must show the shipper as "*". Microsoft may also choose to employ the provider to secure the carriers and provide Microsoft with line item freight invoicing

         5.12     CANADA DOCUMENTATION

                  Copies of each bill of lading, airway bill and consolidated bill of lading must be faxed to Microsoft for completion of Customs Documentation by *.

         5.13     WEEKEND AND AFTER HOURS TRANSPORTATION

                  Carriers will be selected that have weekend pick-up and delivery capabilities to support rare occasions when pick-ups and deliveries are required on weekends.

         5.14     SMALL PACKAGE TRANSPORTATION EXPENSES

                  A copy of the daily UPS (small package) manifest and manifest summary must be forwarded to Microsoft no less than *.

         5.15     CLAIMS LIABILITY

                  On all outbound LTL and TL prepaid shipments to customers, released value of * (unless otherwise stated). Freight claims are filed by Microsoft.

         5.16     DOCUMENTATION REQUESTS

                  Requests for copies of packing slips and bills of lading for tracing and claims preparation must be faxed to Microsoft within *.

6.0      FINISHED GOODS RECEIVING

         6.1      FINISHED GOODS RECEIVING PROCEDURE

                  Mutually agreed upon finished goods receiving and quality verification procedures must be followed. These procedures may vary depending on the source of the inventory being received. Microsoft personnel will work with the provider to clearly outline requirements.

         6.2      PICK-UP TIMING

                  Finished goods must be system received real-time at the Company distribution site making inventory immediately available for shipment to Microsoft's customers. During * or when shipping *, Microsoft may request * on receipts. As a rule, finished goods should be put away into allocable locations within * of receipt.



                               Exhibit B - Page 5

         6.3      HANDLING BILLING AND CHARGES

                  The preferred method for handling charges is a one-time receiving/shipping handling fee per case accumulated and charged at the end of the month.

         6.4      LOT CONTROL

                  Provider must be capable of receiving, storing and shipping inventory using a lot controlled system. The ability to receive and consolidate partial receipts (i.e. lots of 1,000 units coming in off of purchase orders of 10,000 units) is desired. The ability to provide Microsoft with specific lots of inventory shipped to customers is essential.

7.0      STORAGE

         Finished goods inventory will be shipped from Microsoft manufacturing facilities to the Company distribution site *. This inventory will be stored by the Company for an unspecified amount of time before being shipped to customer sites, although Microsoft will attempt to turn inventory on all SKUs as quickly as possible. The following are the storage requirements:

         7.1      DOUBLE STACKING

                  In the absence of pallet racking, pallets may be double stacked during storage. The exception to this rule would be short-term overstock situations where express consent is provided by the Microsoft Vendor Account Manager. Pallets will be placed in * to allow systematic allocation of specific inventory.

         7.2      PALLET DIMENSIONS

                  Standard GMA four-way 40" wide x 48" long pallets, not exceeding 52" in height including pallet height will be used. Maximum weight will not exceed 2,400 pounds.

         7.3      LIABILITY AND INSURANCE

                  The Company will assume contractual liability against all loss and damage during storage and will pay Microsoft for *. Overages remain the property of Microsoft. Company will maintain insurance coverage as specified in the contract.

         7.4      SEPARATE INVENTORY

                  *. During temporary storage situations, the Microsoft Vendor Account Manager may approve *. These situations are expected to be extremely rare.

         7.5      INVENTORY CYCLE COUNTING

                  Cycle counts must be performed on a daily basis, with all SKUs and storage locations counted at least monthly. Discrepancies must be resolved * period to maintain * inventory accuracy by



                               Exhibit B - Page 6
                  location. Discrepancies in excess of * must be * reported to Microsoft and reconciled. A * cycle count report should be available to Microsoft on request.

8.0      DISTRIBUTION SERVICES

         Bulk distribution order drops from Microsoft will occur *. The provider's system will receive transactions and will be required to location assign picks and handle all subsequent functions required in order to send Microsoft a completed transaction via * after order shipment. There may be times when immediate order drops will be made to meet customer shipping requirements. These may or may not be made via *. The following are requirements for distribution services:

         8.1      ORDER CYCLE

                  Orders must be shipped to meet required shipping schedules or delivery appointments. This may require * for some portion of the total daily order transmission.

         8.2      * AND * SHIPPING

                  * shipping hours may be required due to volumes or special customer requirements. Microsoft will work with the provider to keep these situations to a minimum.

         8.3      FINISHED GOODS SHIPPING PROCEDURES

                  Mutually agreed upon finished goods shipping and quality verification procedures will be followed. Shipping of split case quantities will be required, particularly in the prepaid order business.

         8.4      STORE LEVEL DISTRIBUTION

                  It is very possible that *. This will mean *. Store level pick and pack operations that will include split case picking, special labeling * and associated *, and package transportation capabilities may be required.

         8.5      PALLET AND DISPLAY BUILDS

                  The Company must be able to build mixed SKU pallets as well as multi-product displays from standing inventory. Other value added services such as bundling products and light re-work will also be performed at the provider's site.

         8.6      PALLET STRETCH-WRAPPING

                  Finished goods must be securely stretch-wrapped to the pallets, with a minimum of 3 wraps around the bottom (including to the pallet) and wrapped continuously around the pallet, finished by three around the top. Mechanical wrapping devices are preferred as they provide a more secure wrap.



                               Exhibit B - Page 7

         8.7      PALLET LABELING AND PACK SLIP

                  Proper labeling of pallets will include *. Each pallet must have a computer generated packing list detailing those products and quantities contained on that pallet.

         8.8      VOLUMES

                  The Company may be responsible for volumes up to *. On average, this location is expected to ship * which would equate to approximately * with an average case value of *. Month to month volumes could range from a low of * to a high of *, both with an average case value of *. Product launches will drive the bulk of the variability and Microsoft and the provider must ensure solid communication regarding upcoming requirements.

         8.9      SHIPMENT ATTRIBUTES

                  Based on historical data, the average channel shipment size is
                  * built onto * with an average weight of *. The average number of lines, which represents individual SKUs per packing slip, has been *. It should be noted that shipment sizes vary across a wide range and the numbers above represent *. Up to * packing slips will be printed daily. Due to inventory situations and customer ordering patterns, it is not unusual to see large numbers of shipments in less than pallet quantities. If store level distribution is required in the future, all of the averages presented here will change and a new Statement of Work will be issued outlining the detailed business requirements.

9.0      SYSTEMS

         Microsoft's long term interests will be best served with standard * possibly supplemented by *, throughout the day. As previously mentioned, Microsoft and the provider must be willing to co-participate in modifications to the provider's system to adapt to changing business requirements.

         Microsoft may wish to employ any or all of the following system alternatives:

         o        *

         o        *

         o        *

         o        *



                               Exhibit B - Page 8

         The following sections describe Microsoft's current systems environment and the required information exchanges.

         9.1      *

         9.2      *

         9.3      *

         9.4      *

         9.5      *

         9.6      INVENTORY SYSTEM REQUIREMENTS

                  Key items include lot control, the ability to track inventory lots by date received/moved and work order number, and the ability to designate individual pallet locations as being on hold.





                               Exhibit B - Page 9

                                 RATES AND FEES

      *

Invoices will be submitted to Microsoft for volume based on Microsoft's *





                              Exhibit B - Page 10

                                    EXHIBIT C

                             PRICE AND PAYMENT TERMS

                                    EXHIBIT C


                            COMPONENT PRICING MATRIX

          PRICING AND PAYMENT TERMS FOR MANUFACTURING STATEMENT OF WORK




                  PRICE AND PAYMENT TERMS OF PRODUCT COMPONENTS

1.0 During the term of this Agreement, Microsoft will issue * Purchase Orders (P.O.'s) for Finished Product Units to StarTek. All receipts to the P.O. entered by the Shipping Location will be paid via *, which will result in the issuance of payment.

2.0 For each P.O. issued under this Agreement for Product Components, Microsoft agrees to pay StarTek a per Product Component price (e.g., per each Jewel Case Component ordered) to be calculated as follows:

                                        *
*
*
*

3.0      *

         Definitions:

         *

         *

         *





                               Exhibit C - Page 1

PRICE AND PAYMENT TERMS FOR PRODUCT COMPONENTS
*

*


4.0 StarTek may be required to produce Product Components for new Microsoft Product SKUs at any time during the term of this Agreement. Pricing for any such Product Components will be determined by using the formula set forth in Section 2 above. StarTek agrees to make all reasonable effort to provide Microsoft with Product Component pricing for new Microsoft Product SKUs within * of receiving the Microsoft Product SKU specification and BOM information from Microsoft.

5.0 From time to time BOM changes occur that may add or delete components from the Microsoft Product SKU. These additions or deletions to the Microsoft Product * shall be reflected accordingly in the material and labor *.




                               Exhibit C - Page 2

                  PRICE AND PAYMENT TERMS FOR ASSEMBLY SERVICES


1.0 If assembly services are ordered as part of the P.O., each P.O. so issued shall require delivery of the finished Products within * of the Frozen Build Signal. StarTek will build and ship according to the Shipping Location identified on the P.O.

2.0 For the assembly of the Product CD ROMs, Disk Set Component, Jewel Case Component, and the Assembled Box Component into a finished Product including shrink-wrap, Microsoft agrees to pay StarTek for materials and labor on a * for each Unit Delivered to be calculated as follows

*

                 *




                               Exhibit C - Page 3

                                    EXHIBIT D

                                    INSURANCE

This Exhibit "D" is a continuation of that certain Microsoft Manufacturing and Supply and Services Agreement dated _______________ between Microsoft Corporation ("Microsoft") and StarTek Inc. ("StarTek"). Capitalized terms not otherwise defined in this Exhibit shall have the same meaning as set forth in the Agreement to which this document is an Exhibit.

1. INSURANCE

Prior to the commencement of the work to be performed hereunder and throughout the entire period of performance by StarTek, StarTek shall procure and maintain insurance coverage as will reasonably respond to claims and liabilities that StarTek may encounter in the course of its business. Such insurance shall be in a form and with insurers acceptable to Microsoft, and shall comply with the following minimum requirements:

         1.1 INSURANCE FOR LOSS OR DAMAGE TO PROPERTY. StarTek shall maintain policies of insurance covering loss or damage to Products and any Microsoft property in its possession or control, including but not limited to loss or damage that results from the fraudulent, dishonest, or criminal acts of StarTek, its subcontractors, or employees of StarTek and its subcontractors. Such policies shall be written with insurers and on policy forms reasonably acceptable to Microsoft and shall provide limits adequate to cover the Full Value of Product(s) at risk, and proceeds of such policies shall be payable in *. For purposes of this Exhibit, "Full Value" shall be defined as *. StarTek shall cause its insurers to endorse the policies as follows:

         a) Microsoft shall be named as loss payee to the extent of Microsoft's interest in Product(s),

         b) coverage provided by the policy shall be primary to and not contributory with coverage maintained by Microsoft,

         c) rights of subrogation against Microsoft are to be waived, and

         d) such policy may not be canceled or materially altered to the detriment of Microsoft without * advance notice to Microsoft.

Coverage under this policy shall provide the broadest protection available at reasonable cost.

Upon request StarTek shall provide Microsoft with a current certificate of insurance and certified copies of policy endorsements evidencing compliance with the requirements set forth in this section.

         1.2 COMPREHENSIVE GENERAL LIABILITY. StarTek shall obtain and maintain a policy of "general", "public", or "commercial" liability insurance written on an "occurrence form" with limits of not less than * each occurrence for bodily injury and property damage. The policy shall provide coverage for worldwide defense, premises and operations, contractual liability (including specifically the insurable contractual liability assumed in this Agreement), and products and completed operations.

         StarTek shall also obtain and maintain a policy of "general", "public", or "commercial" liability insurance written on an "occurrence form" with limits of not less than * each occurrence for bodily injury and property damage. Such policy shall provide coverage for defense, premises and operations, contractual liability (including specifically the insurable contractual liability assumed in this Agreement), and products and completed operations.

         1.3 WORKERS' COMPENSATION. StarTek shall at all times comply to the full extent with the Worker's Compensation Act of 1985, reenactments thereof, and any regulations made thereunder.

         1.4 EMPLOYERS LIABILITY. StarTek, in addition to complying with the provisions of section 1.3 above, shall maintain coverage for employers liability with a policy limit of not less than *.

         1.5 CERTIFICATES OF INSURANCE. Upon request by Microsoft, StarTek shall provide to Microsoft certificates of insurance evidencing full compliance with the insurance requirements contained herein. Such certificates shall be kept current throughout the entire period of performance, and shall provide for at least * advance notice to Microsoft if the coverage is to be canceled or materially altered so as not to comply with the foregoing requirements.

         Failure by StarTek, to furnish certificates of insurance or failure by Microsoft to request same shall not constitute a waiver by Microsoft of the insurance requirements set forth herein. In the event of such failure on the part of StarTek or its subcontractors to provide the certificates as required herein, Microsoft expressly reserves the right to enforce these requirements, and in the event of liability or expense incurred by Microsoft as a result of such failure by StarTek or any subcontractor, StarTek hereby agrees to indemnify Microsoft for all liability and expense (including reasonable attorney's fees and expenses associated with establishing the right to indemnity), incurred by Microsoft as a result of such failure by StarTek or its subcontractors.

                                    EXHIBIT E

                            REQUIRED TAX INFORMATION

During the term of this Agreement, StarTek agrees to provide Microsoft with such information, as mutually agreed upon between the parties, that Microsoft determines necessary for tax compliance and statutory reporting purposes. Such information shall include, but may not be limited to the following:

         A listing of all transactions, showing for each invoice:
         - Invoice Number
         - Date of Invoice
         - Purchase Order Number(s)
         - Total Charges Before *
         - *
         - Total Amount Due

The data provided in electronic format should agree with the information shown on actual invoices issued to Microsoft.

If there are any transactions that are exempt from *, such transactions should be reported separately (but the information required will still be listed as set forth above, except that * will be *).

                                    EXHIBIT F
                           APPROVED SUBCONTRACTOR LIST

                                    EXHIBIT F


                           APPROVED SUBCONTRACTOR LIST




            There are no approved subcontractors as of July 1, 1999.




                               Exhibit F - Page 1

                                    EXHIBIT G

                     CERTIFICATE OF MS MATERIAL DESTRUCTION


By signatory exercise of this Exhibit G, StarTek asserts that it has fulfilled its obligations under Section 2(h) of the Agreement (Safe Storage and Security) by destroying, or having destroyed by a Microsoft authorized StarTek Sub-contractor, all Microsoft material in its possession or under its control.

COMPANY asserts that the MS Material was destroyed in its entirety at the location cited below:

          Site
                                  ----------------------------------------
          Address
                                  ----------------------------------------

                                  ----------------------------------------
          Destruction Date
                                  ----------------------------------------

If COAs, list part number and number range.







IF MS Material, list specifics, including all quantities.







If MS Product, list Product Category, Language, Dialect, and Item/Number, including all quantities.




COMPANY Officer's authorized signature:





-----------------------------------------------------------
By (Sign)


-----------------------------------------------------------
Name (Print)


-----------------------------------------------------------
Title


-----------------------------------------------------------
Date


Exhibit to __________________________ Agreement dated ________________, between
MS and COMPANY.

                                    EXHIBIT H

                               STARTEK FACILITIES

                                    EXHIBIT H


                STARTEK MANUFACTURING AND DISTRIBUTION FACILITIES





*


*




                               Exhibit H - Page 1

                                    EXHIBIT I

                              SUBSIDIARY AGREEMENT

         For good and valuable consideration, ______________________________, a corporation of ("StarTek Subsidiary") hereby covenants and agrees with Microsoft Corporation, a Washington, U.S.A. corporation that StarTek Subsidiary will comply with all obligations of StarTek, Inc., a corporation of Colorado ("StarTek") pursuant to that certain Manufacturing and Distribution Agreement between Microsoft and StarTek dated _________________________ (the "Agreement").

         StarTek Subsidiary acknowledges that its agreement herein is a condition for StarTek Subsidiary to exercise any of the rights sub-licensed by StarTek to StarTek Subsidiary pursuant to the terms of the Agreement.

         Capitalized terms used herein and not otherwise defined shall have the same meaning as in the Agreement.

IN WITNESS WHEREOF, StarTek Subsidiary has executed this agreement as of the date set forth below. All signed copies of this Agreement shall be deemed originals.



--------------------------------------------------------------------------------
(StarTek Subsidiary)


--------------------------------------------------------------------------------
Signature


--------------------------------------------------------------------------------
Name (Print)


--------------------------------------------------------------------------------
Title


--------------------------------------------------------------------------------
Date

                                    EXHIBIT J




                                   ATTACHMENTS

                                  ATTACHMENT 1

                           SAMPLE OF * FROZEN FORECAST




                                        *

                                  ATTACHMENT 2

                         SAMPLE OF FROZEN BUILD SIGNAL *

                                        *

                                  ATTACHMENT 3

                         PROCEDURE FOR DESTRUCTION/SCRAP


Circumstances may arise which require the destruction of Raw Material or Finished Product. These include but are not limited to:

1.       Microsoft requesting destruction for a specific need.

2. StarTek requesting destruction for a raw material (excluding consigned hardware) which has exceeded * storage.

3. Either party requesting destruction for a material that has damage or quality defects making it unusable.

Once the request for destruction has been approved by Microsoft, destruction shall take place in accordance approved procedures and Exhibit G shall be completed by StarTek and sent to the Microsoft Vendor Account Manager.

The cycle time from approval to completion of destruction will normally be one week, unless alternate arrangements have been made in email.

                                  ATTACHMENT 4

                    APPROVED SUPPLIERS FOR COA AND CD-ROM/DVD

                               AS OF JULY 1, 1999


*
*

*
*

                                  ATTACHMENT 5

                    METRICS REPORTING FOR INVENTORY SHRINKAGE


The calculation that is used to determine inventory accuracy is included below.

Calculation  1-  *

Inventory adjustments are defined as *.